UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240 Rule 14a-12

HESKA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2014

Dear Heska Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Heska Corporation to be held on Tuesday, May 6, 2014 at 9:00 a.m., local time, at our principal executive offices located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2014 Annual Meeting and Proxy Statement. This notice and all proxy materials in connection with this Annual Meeting are also available on http://www.heska.com/proxyvote.

Your vote is important. Whether or not you plan to attend the 2014 Annual Meeting, I hope you will vote as soon as possible. You may vote by proxy or in person at the annual meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve

Executive Chair,

Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting if you will not attend, please follow the corresponding instructions on any enclosed proxy to indicate your voting preferences.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., local time, on Tuesday, May 6, 2014

PLACE	Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538

ITEMS OF BUSINESS	1. To elect three Directors to a three-year term.

2.      To amend and restate our 1997 Stock Incentive Plan to increase the authorized number of shares available under the plan by 130,000 to be used for a performance-based stock grant to our Chief Executive Officer and so that such grant and other grants under the plan may be tax deductible in a wider variety of circumstances.

3. To approve an amended and restated Management Incentive Plan Master Document so that payments may be tax deductible in a wider variety of circumstances.

4. To ratify the appointment of EKS&H LLLP as Heska Corporation’s independent registered public accountant.

5. To offer approval of our executive compensation in a non-binding advisory vote.

6.      To consider such other business as may properly come before the 2014 Annual Meeting, including if possible an advisory vote with respect to discretionary voting by proxyholders if, and only if, such other business properly comes before the 2014 Annual Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on March 10, 2014.

ANNUAL REPORT AND FORM 10-K	Our corporate 2013 Annual Report and annual report on Form 10-K for the year ended December 31, 2013, which are not a part of the proxy soliciting material, are enclosed.

VOTING BY PROXY	If you will not attend the meeting, please submit a proxy as soon as possible so that your shares can be voted at the 2014 Annual Meeting in accordance with your preferences. For specific instructions on voting, please refer to the instructions on any enclosed proxy card.

April 3, 2014	By Order of the Board of Directors

Jason A. Napolitano
Executive Vice President, Chief Financial Officer
and Secretary, Heska Corporation

This proxy statement and accompanying proxy card are being distributed on or about April 7, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON MAY 6, 2014

The Proxy Statement, the Proxy Card and our annual report on Form 10-K for the year ended December 31, 2013 are available at http://www.heska.com/proxyvote.

-i-

(Continued)

-ii-

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE 2014 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Heska Corporation, a Delaware corporation (“Heska” or the “Company”), is providing these proxy materials for you in connection with Heska’s Annual Meeting of Stockholders (the “Annual Meeting”). The 2014 Annual Meeting will take place on Tuesday, May 6, 2014. As a stockholder, you are invited to attend the 2014 Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the 2014 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our corporate 2013 Annual Report, and annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “SEC”), are also enclosed.

Q:	What items of business will be voted on at the 2014 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2014 Annual Meeting are:

(1)	The election of three nominees to serve on our Board of Directors for a three-year term;

(2)	To amend and restate our 1997 Stock Incentive Plan to increase the authorized number of shares available under the plan by 130,000, which shares are to be used for a performance-based stock grant to our Chief Executive Officer, and so that such grant and other grants under the plan may be tax deductible in a wider variety of circumstances;

(3)	To approve an amended and restated Management Incentive Plan Master Document so that payments may be tax deductible in a wider variety of circumstances;
(4)	To ratify the appointment of our independent registered public accountant for fiscal 2014;

(5)	To offer approval of our executive compensation in a non-binding advisory vote;

We will also consider other business that properly comes before the 2014 Annual Meeting, including if possible conducting an advisory vote with respect to discretionary voting by proxyholders, if, and only if, such other business properly comes before the 2014 Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR the election of each of the Director nominees, FOR the amendment and restatement of our 1997 Stock Incentive Plan, FOR the approval of an amended and restated Management Incentive Plan Master Document; FOR the ratification of EKS&H LLLP as the Company’s independent registered public accountant, FOR the offering of approval of the Company’s executive compensation policies, and FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, if other business properly comes before the 2014 Annual Meeting and you are voting by proxy.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 10, 2014 (the “Record Date”) are entitled to vote at the 2014 Annual Meeting. As of the Record Date, 5,870,996 shares of our common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of stockholders entitled to vote at the 2014 Annual Meeting will be available at the 2014 Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by contacting our Secretary.

Q:	Will you be able to confirm I am a stockholder entitled to vote if I attend the 2014 Annual Meeting in person?

A:	Probably not as we expect to be able to confirm you as such only under certain limited circumstances. A list of stockholders is maintained and provided to us by Computershare Trust Company, Inc. (“Computershare”), our registrar and transfer agent. This list forms the basis for tracking votes from given shares. We, through Computershare, should be able to confirm you are a stockholder entitled to vote if you hold shares registered in your name with Computershare (“Registered” shares). However, a large portion of our shares are held by Cede & Co., a nominee of Depository Trust Company (“DTC shares”) – as we believe is typical for publicly traded companies. We believe DTC shares are more conveniently publicly traded than other Registered shares and thus represent most of our daily trading volume. If a broker buys a position in DTC shares from another broker, we believe the identity of the parties is typically not reported to Computershare or us. We believe Depository Trust Company maintains records of the DTC shares allocated to different entities, such as brokers and banks, and in the case of a broker buying a position in DTC shares from another broker will record an increase in the number of DTC shares allocated to the first broker equal to the number of shares involved as well as a corresponding decrease in the number of shares allocated to the second broker. DTC shares allocated to a given broker in this way may represent many client accounts for which the broker or the broker’s agent maintains internal records, which we do not believe are generally shared with Depository Trust Company or Computershare.

If your shares are held through a broker, bank or other nominee and are not registered in your name with Computershare, such shares are herein referred to as being held in “Street Name”, and you probably received these materials through such broker, bank or other nominee. Computershare will generally not be able to identify the holders of shares held in Street Name as stockholders entitled to vote without further arrangements by the corresponding broker, bank or other nominee.

Q:	How can I tell if my shares are held in Street Name?

A:	If these proxy materials were mailed to you by an entity other than Computershare, your shares are probably held in Street Name. We believe over 90% of our shares are held in Street Name.

Q:	How do I vote?

A:	There are two ways you can vote Registered shares:

(1)	Vote by proxy for which you may (a) sign, date and indicate your voting preferences by following the corresponding instructions on each proxy card you receive and return each such proxy card in the postage prepaid envelope; (b) indicate your voting preferences via the telephone by following the corresponding instructions, or (c) indicate your voting preferences via the internet by following the corresponding instructions; and

(2)	Vote in-person at the 2014 Annual Meeting.

If you have shares held in Street Name, you should vote the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include proxy voting communicated by mail, telephone or the internet. If you wish to vote these shares at the 2014 Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2014 Annual Meeting.

Q:	How can I change my vote or revoke my proxy?

A:	For Registered shares, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card, updating your vote via the telephone by following the corresponding instructions or updating your vote via the internet by following the corresponding instructions. You may also revoke your proxy and change your vote by voting in person at the meeting.

For shares held in Street Name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee. These may include procedures as simple as a later vote via telephone or the internet to change your vote.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2014 Annual Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation

Attn: Secretary

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(970) 493-7272

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I get more than one proxy card?

A:	It probably means that you hold shares in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections is to be a representative of Computershare.

Q:	How do you expect votes will be counted for quorum and other purposes?

A:	We intend to count shares underlying proxies containing a “for”, “withhold”, “against”, or “abstain” vote, as well as any signed and returned proxies without any voting instructions as “present” for purposes of determining a quorum.

We intend to consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the 2014 Annual Meeting underlying the forfeited votes regarding that matter. Accordingly, if you abstain or do not vote on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter. An abstention or a non-vote on any matter will not affect your ability to vote on any other matter.

The underlying broker, bank or other nominee of shares held in Street Name generally report consolidated proxy vote totals to Computershare and may not treat votes such as non-votes in the same manner we intend to. For example, if you do not vote on a given matter the underlying broker may be permitted by law, rule and policy to exercise voting discretion on this matter and may vote the corresponding shares accordingly. Similarly, if you do not vote on a given matter the underlying broker may be permitted by law, rule and policy not to vote the underlying shares on this or any other matter and may not vote the corresponding shares at all.

If you hold shares in Street Name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters. In some cases, your broker, bank or other nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to any matters to be acted upon and, in the absence of specific instructions from you, may not vote or submit a proxy card to anyone at all regarding these matters. In such a circumstance, your underlying shares will not be considered present at the Annual Meeting in person or by proxy and will not be voted on any matters to be acted upon therein.

Q:	What are the quorum and voting requirements for the 2014 Annual Meeting?

A:	The quorum requirement for holding the 2014 Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy at the meeting. Based on shares outstanding as of the Record Date, this requires 2,935,499 shares.

Election of Directors is to be determined by a plurality of the votes of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter (a “Plurality Vote”).

The amendment and restatement of our 1997 Stock Incentive Plan is to be approved by both (1) the vote of the majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter and (2) a minimum affirmative vote of a majority of our quorum requirement (with a vote meeting both criteria (1) and criteria (2) defined as a “Quorum Majority”). Based on shares outstanding as of the Record Date, the affirmative vote of a minimum of 1,467,750 shares will be required to achieve a Quorum Majority.

The approval of an amended and restated Management Incentive Plan Master Document is to be approved by a Quorum Majority.

The ratification of our independent registered public accountant for 2014 is to be approved by the vote of a majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter (a “Voting Majority”).

An offer of approval of our executive compensation in a non-binding advisory vote is to be obtained by a Voting Majority.

Any other business which may properly come before the 2014 Annual Meeting is to be determined by a Voting Majority, provided that enough votes to constitute a majority of a quorum shall be cast in favor of the business to be determined, unless the matter is one upon which by express provision of law, of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or of our Amended and Restated Bylaws, as amended (the “Bylaws”), a different vote is required, in which case such express provision shall govern and control the decision of such matter.

Q:	Who can attend the 2014 Annual Meeting?

A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the 2014 Annual Meeting and your shares are held in Street Name by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2014 Annual Meeting.

Q:	What happens if additional matters are presented at the 2014 Annual Meeting?

A:	Other than the five specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2014 Annual Meeting. If other business properly comes before the 2014 Annual
Meeting, we will attempt to conduct an advisory vote of stockholders who have granted the persons named below as proxyholders a proxy regarding the preference of these stockholders’ regarding the manner in which the below persons named as proxyholders exercise their voting discretion or otherwise communicate any related information in this regard to such proxyholders, and then proceed to consideration of the other business which has properly come before the 2014 Annual Meeting. If you grant a proxy, the persons named as proxyholders—Robert B. Grieve, Ph.D., our Executive Chair, Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary, and Nancy Wisnewski, Ph.D., our Executive Vice President, Product Development and Customer Support—will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. It is important to note that while the proxyholders may consider any advisory vote or related information in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of outcome of any advisory vote or related information.

Q:	What happens if one or more of the nominees for Director is unable to stand for election?

A:	If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders—Dr. Grieve, Mr. Napolitano and Dr. Wisnewski—expect to vote your proxy for such other candidate or candidates who may be nominated by the Board, although the proxyholders retain full discretion to vote as they may determine.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the 2014 Annual Meeting, and publish final voting results in an 8-K filing with the SEC within 4 business days of the 2014 Annual Meeting. If final voting results are not available within 4 business days of the 2014 Annual Meeting, we intend to publish preliminary voting results in an 8-K filing with the SEC on the fourth business day following the 2014 Annual Meeting and then publish final voting results in an 8-K filing with the SEC within 4 business days of the final voting results becoming known.

Q:	May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?

A:	Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (a “Rule 14 Proposal”) or (2) the Bylaws of Heska (a “Bylaws Proposal”). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than December 8, 2014. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. These proxy materials for the 2014 Annual Meeting are to be mailed on or about April 7, 2014. This means that for the 2015 Annual Meeting, that any such proposal must be received no earlier than January 7, 2015 and no later than February 6, 2015.

Director Nominees: You may propose Director candidates for consideration by the Board’s Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska’s stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our Bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals” and with the detail regarding your nomination as is required by our Bylaws.

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our Bylaws has also been filed with the SEC with our Annual Report on Form 10-K for the year ended December 31, 2013. This document is accessible at the website of the SEC at www.sec.gov.

Q:	Who bears the costs of soliciting votes for the 2014 Annual Meeting?

A:

Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our Directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 (“Morrow”) to solicit proxies on our behalf for a fee of $10 thousand, which may increase based on Morrow’s solicitation activities with non-objecting beneficial owners of our stock, plus reimbursement of certain disbursements. We believe our engagement with Morrow is consistent with customary terms and conditions for soliciting proxies. Charges under the engagement may increase if we direct Morrow to engage in activities not currently contemplated. We may enlist the assistance of brokerage firms, fiduciaries, custodians and other third party solicitation firms in soliciting proxies. If we elect to engage any such assistance, we expect our arrangements with the solicitation firm(s) will be on customary terms and conditions, the cost of which is not anticipated to be material to us. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

Our Board is divided into three classes serving staggered three-year terms. Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”) and (3) Corporate Governance (the “Corporate Governance Committee”). The membership during 2013 and the function of each Committee are described below. Our Board held eight meetings during 2013. Our Board currently has six (6) Directors, arranging into three classes with overlapping three-year terms of service: Robert B. Grieve, Ph.D., Executive Chair (Class III), William A. Aylesworth, Lead Director (Class III), G. Irwin Gordon (Class I), Sharon L. Riley (Class II), David E. Sveen (Class II) and Carol A. Wrenn (Class I). We encourage our Directors to attend each Annual Meeting and all of our Directors in April 2013 attended our last annual meeting of stockholders. Ms. Wrenn accepted appointment to our Board on January 1, 2013. Dr. Sveen accepted appointment to our Board on November 22, 2013. John F. Sasen, Sr. served as Director from October 1998 until his death on February 26, 2013. Louise L. McCormick served as Director from January 2008 until March 15, 2013, the effective date of her retirement from our Board following her relocation to the United Kingdom. Peter Eio served as Director from October 2002 to our 2013 Annual Meeting on April 30, 2013. All Board members have attended at least 75% of all Board and applicable Committee meetings. Our Board has voted to expand to seven (7) members, beginning at our 2014 Annual Meeting, and has nominated three Directors for election as Class II Directors at our 2014 Annual Meeting: Robert B. Grieve, Ph.D., David E. Sveen, Ph.D. and Kevin S. Wilson. Sharon L. Riley, who was originally elected at the Company’s 2012 Annual Meeting to be a Class III director with her term to expire at the 2015 Annual Meeting, is to be appointed by the Board to be a Class III director to fill the Class III director vacancy occurring if Dr. Grieve is elected as a Class II director. Our Board has also designated Ms. Riley to be our Lead Director beginning at our 2014 Annual Meeting.

Board Leadership Structure

We currently have separated the role of Chair of the Board and Chief Executive Officer with Dr. Grieve serving as Executive Chair of our Board and Kevin S. Wilson serving as our Chief Executive Officer. In considering the separation of the Chair and Chief Executive Officer roles, the Board considered corporate governance, potential conflict of interest and time management questions. See “Transition of Chief Executive Officer Role” below for more detail. From May 2000 to March 31, 2014, Dr. Grieve served as both the Chair of our Board and our Chief Executive Officer and we believe the Company benefited from the efficiencies inherent in combining these roles during that time period. In 2010, we amended our bylaws to allow our Board to formally choose a Lead Director. The Lead Director is expected to chair sessions involving only the independent Directors, among other responsibilities as the Board may provide. Mr. Aylesworth has served as our Lead Director since our 2010 Annual Meeting on May 4, 2010. Ms. Riley is to serve as our Lead Director beginning with our 2014 Annual Meeting. We believe our Lead Director function serves to simplify communications between management and the independent Directors, enhance our Board’s operations, in particular in situations where it is appropriate for the independent Directors to act without management involvement, and increase the credibility of the Company’s independent Director oversight function.

Board Risk Oversight

Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company’s risks, including credit risks, liquidity risks and operational risks to the Board at Board meetings and through other forms of communication, such as email, as appropriate. Our Board may also discuss the Company’s risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer has discussed credit risk with Directors during Audit Committee meetings primarily focused on accounting determinations.

Board Independence

Our Board has determined that each of the Directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the “Nasdaq Listing Standards”). Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska’s Executive Chair, all current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee

Our Audit Committee has the following responsibilities:

•	appoint and replace our independent auditors;

•	compensate and oversee the work of our independent auditors;

•	oversee and monitor the integrity of our annual and quarterly financial statements;

•	review and discuss with management and our independent auditors significant financial reporting issues and critical accounting policies and practices;

•	oversee and monitor the qualifications, independence and performance of our independent auditors;

•	oversee and monitor our internal accounting and financial controls; and

•	provide the results of examinations and recommendations derived therefrom to the Board.

During 2013, our Audit Committee met seven times. Our Audit Committee consisted of Mr. Eio, as Chair, Mr. Aylesworth, Ms. McCormick and Ms. Riley from July 1, 2011 through February 20, 2013, Mr. Eio, as Chair, Mr. Aylesworth, Ms. McCormick, Ms. Riley and Ms. Wrenn after February 20, 2013 through Ms. McCormick’s retirement from the Board on March 15, 2013, Mr. Eio, as Chair, Mr. Aylesworth, Ms. Riley and Ms. Wrenn from then to our 2013 Annual Meeting on April 30, 2013, and Mr. Aylesworth, as Chair, Ms. Riley and Ms. Wrenn thereafter.

Our Board has determined that each of the current members of our Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that William A. Aylesworth is an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and he has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com (under Investors – Corporate Governance). The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Our Compensation Committee has the following responsibilities:

•	discharge the Board’s responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

•	oversee all compensation programs involving the use of our stock; and

•	produce an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

During 2013, our Compensation Committee met six times. Our Compensation Committee consisted of Mr. Gordon, as Chair, Mr. Eio and Mr. Sasen from our 2010 Annual Meeting until Mr. Sasen’s death on February 26, 2013, Mr. Gordon, as Chair, Mr. Eio and a vacancy from then to our 2013 Annual Meeting on April 30, 2013, Mr. Gordon, as Chair, Ms. Wrenn and a vacancy beginning at our 2013 Annual Meeting until our February 20, 2014 Board meeting and Mr. Gordon, as Chair, Dr. Sveen and Ms. Wrenn thereafter.

Our Board has determined that each of the current members of our Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under Investors – Corporate Governance). The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•	assist our Board by identifying qualified candidates for Director, and select the Director nominees for each annual meeting of stockholders;

•	lead our Board in its annual review of our Board’s performance;

•	recommend Director nominees to our Board for each Board Committee;

•	develop and recommend to our Board the corporate governance guidelines applicable to the Company; and

•	review and advise the Board on Director compensation matters.

During 2013, our Corporate Governance Committee met four times. Our Corporate Governance Committee consisted of Ms. McCormick, as Chair, Mr. Gordon and Mr. Sasen from our 2010 Annual Meeting to January 1, 2013, Ms. McCormick, as Chair, Mr. Gordon, Ms. Riley and Mr. Sasen from then until Mr. Sasen’s death on February 26, 2013, Ms. McCormick, as Chair, Mr. Gordon and Ms. Riley from then through Ms. McCormick’s retirement from the Board on March 15, 2013, Ms. Riley, as Chair, Mr. Gordon and a vacancy from then until our February 20, 2014 Board meeting and Ms. Riley, as Chair, Mr. Gordon and Dr. Sveen thereafter.

Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board’s governance role and functions. The document is also available on our website at www.heska.com (under Investors – Corporate Governance). The references to the Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Qualification and Nomination

Service on our Board varies from a few months to over 20 years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the “Election of Directors” section of this document as well as in this “Board Structure and Committees” section. None of our

Directors is serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.

Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.

Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation.

Our Corporate Governance Committee does not have a formalized process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company’s management, or by external sources. Our Corporate Governance Committee has utilized a third-party executive search firm in the past to identify candidates as well as other sources. Our Corporate Governance Committee has adopted a policy stating it will not consider unsolicited applications for Board membership.

Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our bylaws and the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the 2014 Annual Meeting.” Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board

Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

The form and amount of compensation paid to the non-employee Directors is reviewed from time to time by our Corporate Governance Committee. Any revisions to our Director Compensation policy have been recommended by our Corporate Governance Committee and approved by our Board. In 2012, our Corporate Governance Committee worked with the same compensation consultant and the same set of comparable companies our Compensation Committee used to evaluate executive compensation to evaluate Director compensation. The Corporate Governance Committee decided to recommend an enhanced policy for Director compensation designed to deliver a compensation package in the middle of the range. In November 2012, following the recommendation of our Corporate Governance Committee, our Board voted to amend our Director Compensation policy effective January 1, 2013.

In 2013, our sole employee Director did not receive any separate compensation for his Board activities.

2013 Non-Employee Director Compensation

On each date of our Annual Meeting, each non-employee Director elected and each other continuing non-employee Director who was a Director immediately prior to the Annual Meeting is to automatically receive options to purchase shares of our common stock valued at $50,000 (the “Director Value”), subject to a maximum grant of options to purchase 5,000 (the “Option Cap”) shares of our common stock. These grants are to be immediately exercisable and to vest in full on the earlier of (i) the one year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award. Any new non-employee Director appointed or elected to our Board between Annual Meetings is to be automatically granted immediately exercisable options to purchase shares of our common stock with Director Value and Option Cap adjusted pro rata for the time until the next Annual Meeting and which vest at the same time as options issued to Directors at the last Annual Meeting. The value for options granted pursuant to this paragraph is to be determined pursuant to our option valuation policy at the time of issuance.

Each non-employee Director is also entitled to an annual cash retainer in the amount of $40,000. The Company pays the annual retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service to the Company as a non-employee Director on such date.

Other cash compensation, payable in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service in such role on such date is as follows (Directors are not to be paid a Chair and member-based fee for serving on the same Committee):

Lead Director	$10,000
Audit Chair	$20,000
Compensation Chair	$12,000
Corporate Governance Chair	$7,500
Audit Member	$10,000
Compensation Member	$6,000
Corporate Governance Member	$3,000

Non-employee Directors will also continue to be reimbursed for customary and usual travel and other expenses.

The following tables provide information for fiscal 2013 compensation for non-employee Directors who served during fiscal 2013.

Director Compensation (1)

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William A. Aylesworth	65,000	—	18,329	—	—	—	83,329
Peter Eio	33,000	—	7,903	—	—	—	40,903
G. Irwin Gordon	55,000	—	18,329	—	—	—	73,329
Louise L. McCormick	14,375	—	7,903	—	—	—	22,278
Sharon L. Riley	56,375	—	24,508	—	—	—	80,883
John F. Sasen, Sr.	12,250	—	7,903	—	—	—	20,153
David E. Sveen, Ph.D.	—	—	1,245	—	—	—	1,245
Carol A. Wrenn	50,500	—	15,159	—	—	—	65,659

2013 Equity Grants to Directors

Name	Grant Date	Number of Securities Underlying Options	Exercise Price ($)	Grant Date Fair Value of Option Award ($) (3)
William A. Aylesworth	4/30/13	5,000	8.34	15,232
Peter Eio	—	—	—	—
G. Irwin Gordon	4/30/13	5,000	8.34	15,232
Louise L. McCormick	—	—	—	—
Sharon L. Riley	4/30/13	5,000	8.34	15,232
John F. Sasen, Sr.	—	—	—	—
David E. Sveen, Ph.D	11/22/13	2,224	7.31	5,267
Carol A. Wrenn	1/1/13	1,630	8.10	4,734
Carol A. Wrenn	4/30/13	5,000	8.34	15,232

(1)	Reimbursed travel expenses incurred in connection with Board and Board Committee meeting attendance are not included.
(2)	Represents cost recognized in 2013 for financial reporting purposes.
(3)	Grant date fair value of option awards are based on valuation techniques required by current accounting guidance which we use in preparing our financial statements (“Option Accounting Rules”). Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2013 in our Note 7 of the Notes to Consolidated Financial Statements.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Our Certificate of Incorporation requires us to ensure each class is as nearly equal in number as possible. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

The terms for two continuing Directors – Sharon L. Riley and David E. Sveen, Ph.D. - will expire at this 2014 Annual Meeting. In addition, our Board has voted to expand our Board by one Class II seat, beginning at our 2014 Annual Meeting, so we intend to elect three Directors to Class II seats at our 2014 Annual Meeting. Directors elected at the 2014 Annual Meeting are to hold office for a three-year term expiring at our 2017 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). Sharon L. Riley, who was originally elected at the Company’s 2012 Annual Meeting to be a Class III director with her term to expire at the 2015 Annual Meeting, is to be appointed by the Board to be a Class III director to fill the Class III director vacancy occurring if Dr. Grieve is elected as a Class II director.

Nominees for Three-Year Terms That Will Expire in 2017 (Class II)

Robert B. Grieve, Ph.D., age 62, one of our founders, currently serves as Executive Chair of the Board of Directors. Dr. Grieve was our Chief Executive Officer from January 1999 to March 31, 2014. Dr. Grieve was named Vice Chairman effective March 1992 and Chairman of the Board effective May 2000. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of our Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

David E. Sveen, Ph.D., age 57, has served us as a Director since November 2013. He is the President of Cedarstone Partners, Inc., an accounting and consulting practice for nonprofit organizations, which he founded in 1993. His professional background includes 13 years in senior management with investment banking firm Griffin, Kubik, Stephens and Thompson, as well as an adjunct assistant professorship of Christian Formation and Ministry at Wheaton College from 1995 until 2013. Dr. Sveen holds a Ph.D. degree from Trinity Evangelical Divinity School in 2004, an MBA from DePaul University in 1986, an MA from Wheaton Graduate School in 2004, and a B.S. degree from Northern Illinois University in 1978.

Kevin S. Wilson, age 42, has been our Chief Executive Officer and President since March 31, 2014. He previously served as our President and Chief Operating Officer since February 2013. Mr. Wilson is a founder, member and officer of Cuattro, LLC. Since 2008, he has been involved in developing technologies for radiographic imaging with Cuattro, LLC and including as a founder of Cuattro Software, LLC, Cuattro Medical, LLC and Cuattro Veterinary, LLC. Mr. Wilson served on the board of various private, non-profit, and educational organizations from 2005 to 2011. He was a founder of Sound Technologies, Inc., a diagnostic imaging company, in 1996. After Sound Technologies, Inc. was sold to VCA Antech, Inc. in 2004, Mr. Wilson served as Chief Strategy Officer for VCA Antech, Inc. until 2006. Mr. Wilson attended Saddleback College.

If any nominee is unable or declines to serve as Director at the time of the 2014 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.

Vote Required; Recommendation of our Board of Directors

A Plurality Vote is required to elect each of three Directors. If no such Plurality Vote is obtained for two or more Director positions, Ms. Riley and/or Dr. Sveen will continue to serve as Directors until their respective successors are elected and qualified, or until their earlier death, resignation or removal, based on the status of their election and length of service.

Our Board of Directors unanimously recommends a vote FOR the election of its nominees, Dr. Grieve, Dr. Sveen and Mr. Wilson, as our Directors.

Sharon L. Riley is to be our Lead Director beginning at our 2014 Annual Meeting. Ms. Riley was originally elected at the Company’s 2012 Annual Meeting to be a Class III director with her term to expire at the 2015 Annual Meeting and only moved to be a Class II Director to accommodate our Certificate of Incorporation requirement that each Class be as equal in number as possible which became a concern in the light of the passing and retirement of directors in 2013. Information regarding Ms. Riley’s business experience and education is provided below.

Director to be Appointed to a Term to Expire in 2015 (Class III) if Robert B. Grieve, Ph.D. is elected as a Class II Director, creating a vacancy in such Term

Sharon L. Riley, age 53, has served us as a Director since July 2011. Ms. Riley served as Chief Executive Officer UT Southwestern University Hospitals and Vice President for University Hospitals, UT Southwestern Medical Center from 2004 to 2010. From 2000 to 2004 she was the COO at Anne Arundel Health System in Annapolis, Maryland. She held various jobs (Associate Administrator, COO and Corporate Vice President) during her employment in the Nebraska Health System from 1995 to 2000. From 1990 to 1995 she was an Assistant Administrator in the Inova Health System in Virginia. Prior to 1990 she was with Brackenridge Hospital in Austin, Texas and the Good Samaritan Hospital and Health Center in Dayton, Ohio. Ms. Riley currently serves as an Advisor to DigiWorksCorp, and as a member of the Innovation Council of Anthello Healthcare Solutions, Inc. She has also served on various boards and been involved with several community projects. Ms. Riley holds BBA (Business Administration) and MA (Hospital and Health Administration) degrees from the University of Iowa.

Heska’s Directors listed below whose terms are not expiring at the Annual Meeting will continue in office for the remainder of their terms in accordance with our bylaws. Information regarding the business experience and education of each of such Director is provided below.

Directors Whose Terms Will Expire in 2016 (Class I)

G. Irwin Gordon, age 63, has served us as a Director since May 2001. Mr. Gordon is the CEO of Landes Foods, a Dallas-based food manufacturer, a position he has held since September 2012. Mr. Gordon is also the Managing Partner of Trion LLC, a consulting firm he founded in 2000. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation, a food manufacturer. He also served as President and Chief Operating Officer of Suiza Foods Corporation, a food manufacturer and distributor, from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc. (“PepsiCo”), including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.

Carol A. Wrenn, age 53, has served us as a Director since January 2013. She founded Sky River Helicopters, LLC in 2010 and has served as President of that company since 2010. She served as an Executive Vice President and the President of the Animal Health Division at Alpharma Inc. from 2001 to 2009. Ms. Wrenn also held the position of Chairman of the Animal Health Institute from 2007 to 2009 and was a member of the board of directors of the International Federation of Animal Health from 2002 to 2009. Prior to joining Alpharma, Ms. Wrenn held various executive positions at Honeywell International Inc. (formerly, AlliedSignal Inc.) from 1984 to 2001. She served as Business Director of Honeywell’s Refrigerants, Fluorine Products Division from 2000 to 2001 and was the Commercial Director and Managing Director of Honeywell’s European Fluorochemical operations from 1997 to 2000. Ms. Wrenn also held a number of positions in sales, marketing, business development and finance during her tenure with AlliedSignal. Ms. Wrenn serves as a Director of Phibro Animal Health Corporation. She holds a Bachelor’s Degree from Union College and an MBA from Lehigh University.

Director Whose Term Will Expire in 2015 (Class III)

William A. Aylesworth, age 71, has served us as a Director since June 2000 and our Lead Director since May 2010. Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated (“Texas Instruments”) from 1984 to 2003. He served as Treasurer of Texas Instruments from 1982 to 2002. From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing and marketing for Texas Instruments. Mr. Aylesworth retired from Texas Instruments in 2003. He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF OUR 1997 STOCK INCENTIVE PLAN

Our Board, based upon the recommendation of our Compensation Committee, is recommending our stockholders an amendment and restatement of our 1997 Stock Incentive Plan to increase the authorized number of shares by 130,000, all of which would be used for a restricted stock grant (the “Wilson Grant”) to Kevin S. Wilson, our Chief Executive Officer and President, with performance-based vesting and further detail as described in Mr. Wilson’s employment agreement with the Company, which is attached as Appendix A, and to enable such grant and other grants under the plan to be tax deductible in a wider variety of circumstances. The Wilson Grant, subject to the terms and conditions of the related award agreement as can be seen on Appendix A, is to vest in ten (10) equal performance-based tranches of 13,000 shares each – five of which are to be based on the market price of the Company’s common stock reaching targeted thresholds based on a 90 day trailing average and five of which are to be based on Adjusted EBITDA, as defined in the employment agreement on Appendix A, reaching certain targeted thresholds.

Our stock closed at $10.54 on March 31, 2014 the last day of our most recently completed quarter. The five market price-based performance thresholds, along with implicit return from March 31, 2014 closing price and the last time our stock has closed at or higher than this price (adjusted for our December 2010 1-for-10 reverse stock split), follows:

Market-Vesting Threshold Price	Increase from March 31, 2014 Closing Price	Last Time Heska Stock Closed at this Level or Higher
$12.60	19.5%	May 2012
$16.38	55.4%	March 2008
$21.24	101.2%	November 2007
$26.55	151.9%	July 2007
$31.95	200.3%	January 2004

Adjusted EBITDA was $1.067 million for 2013. The five Adjusted EBITDA vesting thresholds are as follows: $2.460 million, $3.200 million, $4.150 million, $5.180 million and $6.240 million.

The proposed Amended and Restated 1997 Stock Incentive Plan is attached as Appendix B. The amendment to our 1997 Stock Incentive Plan would increase the number of shares available under the 1997 Stock Incentive Plan by 130,000 for the Wilson Grant. If these shares are issued in the Wilson Grant and expire unvested, they will not again be available for grant under the 1997 Stock Incentive Plan. In addition, the proposed amended and restated 1997 Stock Incentive Plan includes provisions to help ensure that the Wilson Grant, and potential future grants, may be tax deductible to the Company in a wider variety of circumstances. Our most prominent tax deductibility concern relates to achieving compensation fully deductible by the Company for income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and three other most highly compensated executive officers other than its chief financial officer as determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. We refer to such executive officers in discussing this proposal as “Covered Employees.” Under the Internal Revenue Code, there is, however, no limitation on the deductibility of “qualified performance-based compensation.” To be qualified performance-based compensation, compensation must be paid solely on account of the attainment of one or more objective performance goals established in writing by a committee of our Board comprised solely of two or more “outside directors” while the attainment of such goals is substantially uncertain. We believe our

Compensation Committee meets that requirement. Shareholders must approve the types of performance goals and the maximum amount that may be paid to our Covered Employees or the formula used to calculate such amount.

Payment of an incentive under the amended and restated 1997 Stock Incentive Plan to a Covered Employee may be made contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the compensation committee and its subcommittee for each performance period, which generally is our taxable year. Performance goals will be based on one or more of the following business criteria: (1) operating income; (2) net earnings or net income (before or after taxes); (3) basic or diluted earnings per share; (4) revenue, revenues, net revenues, net revenue growth or net revenues growth; (5) gross revenue or gross revenues; (6) gross profit or gross profit growth; (7) net operating profit (before or after taxes); (8) return on assets, capital, invested capital, equity or sales; (9) cash flow (including but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (10) earnings before or after taxes, interest, depreciation and/or amortization; (11) gross or operating margins; (12) improvements in capital structure; (13) budget and expense management; (14) productivity targets; (15) economic value added or other value added measurements; (16) share price (including but not limited to, growth measures and total shareholder return); and (17) expense targets; (18) margins; (19) operating efficiency; (20) working capital targets; (21) enterprise value; (22) safety record; (23) completion of business acquisition, divestment or expansion; (24) operating cash flow; (25) book value; (26) tangible book value; (27) pretax income; (28) net income plus deferred taxes; (29) cash position; (30) total shareholder return; (31) contract or other development of relationship with identified suppliers, distributors or other business partners; or (32) new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch). The maximum restricted share grant under the proposed amended and restated 1997 Stock Incentive Plan is 130,000 shares for the Wilson Grant, but otherwise either (i) 45,000 shares or (ii) 75,000 shares for a new Employee (as defined in the amended and restated 1997 Stock Incentive Plan) in the fiscal year in which his or her service with the Company begins.

Section 12.3 of the proposed amended and restated 1997 Stock Incentive Plan also allows for us in some circumstances to reduce the amount payable under the plan or under any other arrangement to the extent payment would constitute a “parachute payment” under Section 280G and Section 4999 of the Internal Revenue Code.

In addition, the unit holders of the 45.4% of Heska Imaging US, LLC (“Heska Imaging”) which Heska Corporation does not own (the “Imaging Minority”) may purchase our 54.6% interest in Heska Imaging under a call option Heska Corporation has granted the Imaging Minority. The Imaging Minority has agreed that if Heska Corporation’s stockholders approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting and the Wilson Grant is issued, the Imaging Minority will waive its right to exercise the call option discussed in this paragraph (see Appendix C for the March 26, 2014 letter from Cuattro, LLC addressed to Jason Napolitano, Chief Financial Officer of Heska Corporation).

Vote Required; Recommendation of our Board of Directors

A Quorum Majority is required to amend and restate our 1997 Stock Incentive Plan and allow for the proposed performance-based restricted stock grant to our Chief Executive Officer. If a Quorum Majority is not obtained, the Wilson Grant will not be made and instead, our Chief Executive Officer would be entitled under his contract to an annual salary of $400,000 instead of $275,000, full Management Incentive Plan participation at a target bonus range of approximately 46.25% of salary in 2014 and 50% of salary for the duration of his employment agreement as opposed to a target bonus range of approximately 8.25% of salary in 2014 and no participation in the Management Incentive Program for the duration of his employment contract if the Wilson Grant is made. Our 1997 Stock Incentive Plan would remain unamended from its current form in such a circumstance. In addition, the Imaging Minority would not waive their ability to repurchase the 54.6% of Heska Imaging we currently own in such a circumstance.

Our Board unanimously recommends a vote FOR the amendment and restatement our 1997 Stock Incentive Plan.

PROPOSAL NO. 3

APPROVAL OF AN AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN MASTER DOCUMENT

Our Board, based upon the recommendation of our Compensation Committee, has approved the proposed amended and restated Management Incentive Plan Master Document, which is attached as Appendix D. Our Management Incentive Plan, or MIP, has generally been implemented in any given year to reward our Executive Officers and other key employees with a short-term cash incentive program. More detailed information is available later in the document under the caption “Performance-Based Incentive Compensation”. Our Board has approved the material terms for payments under our Management Incentive Plan Master Document and is asking our stockholders to approve these material terms at our 2014 Annual Meeting. Our MIP itself does not require approval by our stockholders. If our stockholders approve this proposal, however, we expect the compensation paid pursuant to such material terms will be fully deductible by the Company for financial income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended. We may make awards under our MIP whether or not stockholder approval is obtained at this meeting.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and three other most highly compensated executive officers other than its chief financial officer as determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. We refer to such executive officers in discussing this proposal as “Covered Employees.” Under the Internal Revenue Code, there is, however, no limitation on the deductibility of “qualified performance-based compensation.” To be qualified performance-based compensation, compensation must be paid solely on account of the attainment of one or more objective performance goals established in writing by a committee of our Board comprised solely of two or more “outside directors” while the attainment of such goals is substantially uncertain. We believe our Compensation Committee meets that requirement. Shareholders must approve the types of performance goals and the maximum amount that may be paid to our Covered Employees or the formula used to calculate such amount.

Payment of an annual incentive to a Covered Employee will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the compensation committee and its subcommittee for each performance period, which generally is our taxable year. Performance goals will be based on one or more of the following business criteria: (1) operating income; (2) net earnings or net income (before or after taxes); (3) basic or diluted earnings per share; (4) revenue, revenues, net revenues, net revenue growth or net revenues growth; (5) gross revenue or gross revenues; (6) gross profit or gross profit growth; (7) net operating profit (before or after taxes); (8) return on assets, capital, invested capital, equity or sales; (9) cash flow (including but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (10) earnings before or after taxes, interest, depreciation and/or amortization; (11) gross or operating margins; (12) improvements in capital structure; (13) budget and expense management; (14) productivity targets; (15) economic value added or other value added measurements; (16) share price (including but not limited to, growth measures and total shareholder return); and (17) expense targets; (18) margins; (19) operating efficiency; (20) working capital targets; (21) enterprise value; (22) safety record; (23) completion of business acquisition, divestment or expansion; (24) operating cash flow; (25) book value; (26) tangible book value; (27) pretax income; (28) net income plus deferred taxes; (29) cash position; (30) total shareholder return; (31) contract or other development of relationship with identified suppliers, distributors or other business partners; or (32) new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch). The maximum annual performance-based incentive award that may be granted to any covered employee based on attainment of one or more of the foregoing performance goals is $500,000.

In addition, the amended and restated Management Incentive Plan Master Document clarifies that payment of benefits will be made by March 15 of the following year, which we believe will serve to exempt us and our employees from increased tax exposure under Section 409A of the Internal Revenue Code. Further, Section 3.1 of the amended and restated Management Incentive Plan Master Document allows for us in some circumstances to reduce the amount payable under the plan or under any other arrangement to the extent payment would constitute a “parachute payment” under Section 280G and Section 4999 of the Internal Revenue Code.

The Compensation Committee seeks to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives in attracting, retaining, and motivating our Executive Officers. The Compensation Committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the foregoing performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m) of the Internal Revenue Code, as amended.

As our 2014 MIP has already been approved by our Compensation Committee, our proposed Management Incentive Plan Master Document would apply for years beginning in 2015 if approved by our stockholders.

Vote Required; Recommendation of our Board of Directors

A Quorum Majority is required to approve the proposed amended and restated Management Incentive Plan Master Document. If a Quorum Majority is not obtained, our current Management Incentive Plan Master Document will remain in place unless and until further action is taken by our Compensation Committee. We would not expect payments made under our Management Incentive Plan to be fully deductible by the Company for financial income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended, in such a case.

Our Board unanimously recommends a vote FOR the approval of the proposed amended and restated Management Incentive Plan Master Document.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Board of Directors is submitting the appointment of EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accountant for stockholder ratification at the 2014 Annual Meeting. EKS&H has served as our independent registered public accountant since March 31, 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is expected to be available to answer questions at the meeting.

Vote Required; Recommendation of our Board of Directors

Stockholder ratification of the appointment of EKS&H as our independent registered public accountant is not required by our bylaws or otherwise. Our Board, however, is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice. If a Voting Majority is FOR this proposal, we will consider the ratification of our independent registered public accountant for 2014 complete. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain EKS&H as our independent registered public accountant, although our Audit Committee maintains the full discretion to continue to retain EKS&H in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Our Board unanimously recommends a vote FOR the ratification of EKS&H as our independent registered public accountant for fiscal 2014.

PROPOSAL NO. 5

OFFER APPROVAL OF EXECUTIVE COMPENSATION IN A NON-BINDING ADVISORY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), enacted in July 2010, and Section 14A of the Securities and Exchange Act of 1934 require that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. We are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the subsection of this proxy statement titled “Executive Compensation”, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED

We did not offer a stockholder vote on executive compensation prior to such a vote being required under Dodd-Frank as we believe this topic is best handled by a deliberative compensation committee with access to detailed information on each executive’s individual performance, which it may not be appropriate or in a company’s best interest to disclose, and accordingly, a general vote on the subject is unlikely to provide valuable insight to such a committee in its role of determining appropriate compensation for a given executive officer, or executive officers as a group.

At our 2013 Annual Meeting, an identical resolution received 91.9% of votes “for” and 8.1% “against” of the shares voted “for” or “against”.

Compensation Philosophy

As described in greater detail under the heading “Executive Compensation”, we seek to closely align the interests of our named executive officers with the interests of our stockholders. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of the Company and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Vote Required; Recommendation of our Board of Directors

If a Voting Majority is FOR this proposal, we will consider the non-binding, advisory approval of the compensation paid to our named executive officers to have occurred. If such a Voting Majority is not obtained, our Compensation Committee may consider changes to some of our executive compensation policies, although our Compensation Committee maintains its full discretion in this area as this is an advisory vote only.

Our Board unanimously recommends a vote FOR an offer of approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2013.

POTENTIAL VOTE NO. 6

ADVISORY VOTE WITH RESPECT TO DISCRETIONARY VOTING BY PROXYHOLDERS

Other than the five items of business previously described in Proposal No. 1, Proposal No. 2, and Proposal No. 3, Proposal No. 4 and Proposal No. 5, we are not aware of any other business to be acted upon at the 2014 Annual Meeting. Since our 1997 initial public offering, only items that were described in the proxy materials made available to stockholders prior to the corresponding Annual Meeting or Special Meeting were resolved by a vote of our stockholders at such meetings. While we have taken steps to ensure this remains the case, it is possible other business may properly come before our 2014 Annual Meeting, via the efforts of a stockholder or otherwise. In such a circumstance, our proxyholders – Robert B. Grieve, our Executive Chair, and Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary and Nancy Wisnewski, our Executive Vice President, Product Development and Customer Support – will have the discretion to vote shares for which we have been granted a proxy as they may determine. As a matter of good corporate governance practice, we are asking stockholders to submit an advisory vote for the proxyholders’ consideration in such a circumstance. We will interpret a “for” vote as an indication that the stockholder’s preference is that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, an “against” vote as an indication that the stockholder’s preference is that the proxyholders exercise their voting discretion against any proposal brought to a vote as outlined above, including a proposal the proxyholders otherwise believe to be in the best interests of the Company’s stockholders, and an “abstain” or non-vote as an indication that the stockholder does not wish to express a preference regarding such a circumstance. It is important to note this is an advisory vote only, and that while the proxyholders may consider the advisory vote in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of any outcome of the advisory vote.

Recommendation of our Board of Directors

Our Board unanimously recommends a vote FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, if other business properly comes before the 2014 Annual Meeting and you are voting by proxy.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the number of shares of our common stock beneficially owned as of March 10, 2014 by each of the Named Executive Officers listed in the Summary Compensation Table, each of our Directors, all of our Directors and Executive Officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock. We had 5,870,996 shares outstanding on March 10, 2014.

Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
CMC Master Fund, L.P. (2) 525 University Avenue, Suite 200 Palo Alto, CA 94301	526,045	9.0%
Executive Officers and Directors
William A. Aylesworth (3)	80,986	1.4%
G. Irwin Gordon (3)	51,093	*
Robert B. Grieve, Ph.D. (3)(4)(5)	248,827	4.1%
Sharon L. Riley (3)	16,000	*
David E. Sveen, Ph.D. (3)	2,224	*
Carol A. Wrenn (3)	9,630	*
Steven M. Asakowicz (3)	2,645	*
Rodney A. Lippincott (3)	2,645	*
Michael J. McGinley, Ph.D. (3)	96,780	1.6%
Jason A. Napolitano (3)(5)(6)	199,265	3.3%
Kevin S. Wilson (3)(7)	266,469	4.5%
All Directors and Executive Officers as a group (13 persons)(3)(4)(5)(6)(7)	1,056,756	16.5%

*	Amount represents less than 1% of our common stock.
(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 10, 2014, including fractional shares discussed in footnote 3 below, are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Based upon information derived from a Schedule 13D filed by CMC Master Fund, L.P. on October 17, 2012 for holdings on October 12, 2012. According to the Schedule 13D, CMC Master Fund, L.P. beneficially owns 526,045 shares.
(3)	Includes “Shares Owned” and “Exercisable Options” from “Exercisable Option Table” below as well as “Aggregate Fractional Shares Underlying Options” from footnote 2 of “Exercisable Option Table” below for each Director and Named Executive Officer, as well as for all Directors and Executive Officers as a group. Any resulting fractional share has been counted as a whole share for purposes of this table.
(4)	Excludes 63,572 shares issued to Dr. Grieve in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in full on April 30, 2017, subject to other vesting provisions in the employment agreement. Dr. Grieve is married to a woman (“Mrs. Grieve”) who owns Heska Corporation shares. Includes 6,154 shares of common stock held for the benefit of Dr. and Mrs. Grieve’s children and 1,564 shares of common stock held by Mrs. Grieve, all of with respect to which Dr. Grieve disclaims beneficial ownership.
(5)	Includes one share jointly owned by Dr. Grieve and Mr. Napolitano.
(6)	Mr. Napolitano is married to a woman (“Mrs. Napolitano”) who owns 602 shares of common stock which is included in the table above, with respect to which Mr. Napolitano disclaims beneficial ownership.
(7)	Excludes 110,000 shares issued to Mr. Wilson in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in tranches through March 26, 2017, subject to other vesting provisions in the employment agreement. Mr. Wilson is married to a woman (“Mrs. Wilson”) who owns Heska Corporation shares. Includes 153,027 shares held by Cuattro, LLC. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Also includes 20,092 shares owned by Mrs. Wilson and 65,728 shares held in trusts for the benefit of Mr. and Mrs. Wilson’s children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson’s children.

Exercisable Option Table

Name	Shares Owned (1)	Exercisable Options (2)	Exercisable Option Price Range (3)	Exercisable Option Average Price (4)	Weighted Average Remaining Contractual Life (5)	Exercisable “In-the money” Options (6)	Net Shares from Exercisable Options (7)
William A. Aylesworth	33,997	46,987	$4.60-22.50	$11.29	4.84	24,200	5,626
G. Irwin Gordon	9,504	41,587	$6.66-22.50	$12.11	4.84	19,000	3,043
Robert B. Grieve, Ph.D. (8)(9)	94,397	154,426	$4.40-18.30	$11.41	3.80	74,428	16,825
Sharon L. Riley	1,000	15,000	$8.34-12.40	$10.16	8.20	5,000	564
David E. Sveen, Ph.D.	—	2,224	$7.31-7.31	$7.31	9.70	2,224	494
Carol A. Wrenn	3,000	6,630	$8.10-8.34	$8.28	9.06	6,630	789
Steven M. Asakowicz	—	2,645	$7.36-8.35	$7.96	9.25	2,645	405
Rodney A. Lippincott	—	2,645	$7.36-8.35	$7.96	9.25	2,645	405
Michael J. McGinley, Ph.D.	15,471	81,306	$4.40-18.30	$9.05	4.85	55,808	19,230
Jason A. Napolitano (9)(10)	82,663	116,601	$4.40-18.30	$9.66	3.93	70,602	23,250
Kevin S. Wilson (11)	260,657	5,812	$7.36-8.35	$7.91	9.29	5,812	923
All Directors and Executive Officers as a group (13 persons) (8)(9)(10)(11)	508,321	548,423	$4.40-$22.50	$10.37	4.58	312,806	85,062

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.
(2)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 10, 2014, excluding exercisable options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split as follows:

Name	Aggregate Fractional Shares Underlying Options	Exercisable Option Price Range	Exercisable Option Average Price	Weighted Average Remaining Contractual Life
William A. Aylesworth	1.5	$11.00-22.50	$16.37	2.63
G. Irwin Gordon	1.5	$11.00-22.50	$16.37	2.63
Robert B. Grieve, Ph.D.	4.0	$4.40-18.30	$11.09	4.20
Sharon L. Riley	—	—	—	—
David E. Sveen, Ph.D.	—	—	—	—
Carol A. Wrenn	—	—	—	—
Steven M. Asakowicz	—	—	—	—
Rodney A. Lippincott	—	—	—	—
Michael J. McGinley, Ph.D.	3.0	$8.80-17.17	$12.82	1.83
Jason A. Napolitano	1.0	$17.17-17.17	$17.17	2.69
Kevin S. Wilson	—	—	—	—
All Directors and Executive Officers as a group (13 persons)	13.0	$4.40-22.50	$13.75	2.87

Heska intends to issue whole shares only from option exercises.

(3)	Represents the lowest and highest strike price for stock options exercisable within 60 days of March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(4)	Represents the average strike price for stock options exercisable within 60 days of March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(5)	Represents the weighted average remaining contractual life, in years, for stock options exercisable within 60 days of March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(6)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split, that have a strike price less than $9.40, the closing market price per share of Heska stock on March 10, 2014.
(7)	Represents net shares under the Treasury Stock method assuming a market price per share of $9.40, the closing market price per share of Heska stock on March 10, 2014, for shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 10, 2014 that have a strike price less than $9.40, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(8)	Excludes 63,572 shares issued to Dr. Grieve in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in full on April 30, 2017, subject to other vesting provisions in the employment agreement. Includes 6,154 shares of common stock held for the benefit of Dr. and Mrs. Grieve’s children and 1,564 shares of common stock held by Mrs. Grieve, all of with respect to which Dr. Grieve disclaims beneficial ownership.
(9)	Includes one share jointly owned by Dr. Grieve and Mr. Napolitano.
(10)	Includes 602 shares of common stock held by Mrs. Napolitano, with respect to which Mr. Napolitano disclaims beneficial ownership.
(11)	Excludes 110,000 shares issued to Mr. Wilson in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in tranches through March 26, 2017, subject to other vesting provisions in the employment agreement. Includes 153,027 shares held by Cuattro, LLC. Mr. Wilson, Mrs. Wilson and trusts for the benefit of his children and family own a 100% interest in Cuattro, LLC. Also includes 20,092 shares owned by Mrs. Wilson’s and 65,728 shares held in trusts for the benefit of Mr. and Mrs. Wilson’s children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson’s children.

Outstanding Option Table

Name	Shares Owned (1)	Outstanding Options (2)	Outstanding Option Price Range (3)	Outstanding Option Average Price (4)	Weighted Average Remaining Contractual Life (5)	Outstanding “In-the-money” Options (6)	Net Shares from Outstanding Options (7)
William A. Aylesworth	33,997	46,987	$4.60-22.50	$11.29	4.84	24,200	5,626
G. Irwin Gordon	9,504	41,587	$6.66-22.50	$12.11	4.84	19,000	3,043
Robert B. Grieve, Ph.D. (8)(9)	94,397	221,468	$4.40-18.30	$10.21	5.37	141,470	30,828
Sharon L. Riley	1,000	15,000	$8.34-12.40	$10.16	8.20	5,000	564
David E. Sveen, Ph.D.	—	2,224	$7.31-7.31	$7.31	9.70	2,224	494
Carol A. Wrenn	3,000	6,630	$8.10-8.34	$8.28	9.06	6,630	789
Steven M. Asakowicz	—	15,500	$7.36-8.35	$7.71	9.44	15,500	2,785
Rodney A. Lippincott	—	15,500	$7.36-8.35	$7.71	9.44	15,500	2,785
Michael J. McGinley, Ph.D.	15,471	117,724	$4.40-18.30	$8.56	6.11	92,226	26,747
Jason A. Napolitano (9)(10)	82,663	151,499	$4.40-18.30	$9.16	5.13	105,500	30,335
Kevin S. Wilson (11)	260,657	36,000	$7.36-8.35	$7.66	9.47	36,000	6,654
All Directors and Executive Officers as a group (13 persons)(8)(9)(10)(11)	508,321	793,367	$4.40-$22.50	$9.49	6.00	557,750	134,329

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.
(2)	Represents shares of common stock issuable upon exercise of stock options outstanding on March 10, 2014, excluding outstanding options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split, as follows:

Name	Aggregate Fractional Shares Underlying Options	Outstanding Option Price Range	Outstanding Option Average Price	Weighted Average Remaining Contractual Life
William A. Aylesworth	1.5	$11.00-22.50	$16.37	2.63
G. Irwin Gordon	1.5	$11.00-22.50	$16.37	2.63
Robert B. Grieve, Ph.D.	4.0	$4.40-18.30	$11.09	4.20
Sharon L. Riley	—	—	—	—
David E. Sveen, Ph.D.	—	—	—	—
Carol A. Wrenn	—	—	—	—
Steven M. Asakowicz	—	—	—	—
Rodney A. Lippincott	—	—	—	—
Michael J. McGinley, Ph.D.	3.0	$8.80-17.17	$12.82	1.83
Jason A. Napolitano	1.0	$17.17-17.17	$17.17	2.69
Kevin S. Wilson	—	—	—	—
All Directors and Executive Officers as a group (13 persons)	13.0	$4.40-22.50	$13.75	2.87

Heska intends to issue whole shares only from option exercises.

(3)	Represents the lowest and highest strike price for stock options outstanding on March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(4)	Represents the average strike price for stock options outstanding on March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(5)	Represents the weighted average remaining contractual life, in years, for stock options outstanding on March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(6)	Represents shares of common stock issuable upon exercise of stock options outstanding on March 10, 2014, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split, that have a strike price less than $9.40, the closing market price per share of Heska stock on March 10, 2014.
(7)	Represents net shares under the Treasury Stock method assuming a market price per share of $9.40, the closing market price per share of Heska stock on March 10, 2014, for shares of common stock issuable upon exercise of stock options outstanding on March 10, 2014 that have a strike price less than $9.40, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.
(8)	Excludes 63,572 shares issued to Dr. Grieve in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in full on April 30, 2017, subject to other vesting provisions in the employment agreement. Includes 6,154 shares of common stock held for the benefit of Dr. and Mrs. Grieve’s children and 1,564 shares of common stock held by Mrs. Grieve, all of with respect to which Dr. Grieve disclaims beneficial ownership.
(9)	Includes one share jointly owned by Dr. Grieve and Mr. Napolitano.
(10)	Includes 602 shares of common stock held by Mrs. Napolitano, with respect to which Mr. Napolitano disclaims beneficial ownership.
(11)	Excludes 110,000 shares issued to Mr. Wilson in a restricted stock grant on March 26, 2014 in conjunction with an employment agreement signed on the same day. The grant is to vest in tranches through March 26, 2017, subject to other vesting provisions in the employment agreement. Includes 153,027 shares held by Cuattro, LLC. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Also includes 20,092 shares owned by Mrs. Wilson and 65,728 shares held in trust for the benefit of Mr. and Mrs. Wilson’s children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson’s children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the SEC. Directors, Executive Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2013 our Directors, Executive Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2013, including the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	(b) Weighted- Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	1,321,232	$10.39	307,185
Equity Compensation Plans Not Approved by Stockholders	None	None	None

Total	1,321,232	$10.39	307,185

(1)	Excluding outstanding options to purchase an aggregate of 74.1 fractional shares with a weighted average strike price of $13.72 resulting from our December 2010 reverse stock split.

Our stockholders have authorized that up to 375,000 shares may be issued under our 1997 Employee Stock Purchase Plan. 344,322 of these authorized shares have been used to purchase shares under the 1997 Employee Stock Purchase Plan through December 31, 2013, leaving 30,678 shares currently remaining for purchase under our 1997 Employee Stock Purchase Plan on December 31, 2013.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our code of ethics for senior executives and financial officers, a copy of which is available on Heska’s website at www.heska.com, and our Corporate Governance Committee charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

On February 24, 2013, we acquired a 54.6% interest (the “Acquisition”) in Cuattro Veterinary USA, LLC, which was subsequently renamed Heska Imaging US, LLC. This transaction marked our entry into the veterinary imaging area.

Kevin S. Wilson is Heska Corporation’s Chief Executive Officer and President and Heska Corporation’s Board has nominated Mr. Wilson for election as a Director at Heska Corporation’s 2014 Annual Meeting in May. Heska Corporation’s employment agreement with Mr. Wilson acknowledges that Mr. Wilson has business interests in Cuattro, LLC, Cuattro Software, LLC, Cuattro Medical, LLC and Cuattro Veterinary, LLC which may require a portion of his time, resources and attention in his working hours.

Mr. Wilson is married to Shawna M. Wilson. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC, the largest supplier to Heska Imaging, as well as a majority interest in Cuattro Veterinary, LLC and Cuattro Medical, LLC. Cuattro, LLC owns a 100% interest in Cuattro Software, LLC. While the terms of both the Amended and Restated Master License Agreement and the Supply Agreement between Heska Imaging and Cuattro, LLC were negotiated at arm’s length as part of the Acquisition, Mr. Wilson has an interest in these agreements and any time and resources devoted to monitoring and overseeing this relationship may prevent us from deploying such time and resources on more productive matters.

Mrs. Wilson, Clint Roth, DVM, Steven M. Asakowicz, Rodney A. Lippincott, Mr. Wilson and Cuattro, LLC own approximately 29.75%, 8.39%, 4.09%, 3.07%, 0.05% and 0.05% of Heska Imaging, respectively, are each a member of Heska Imaging, and each have an interest in the puts and calls discussed below. Steven M. Asakowicz also serves as Heska Corporation’s Executive Vice President, Companion Animal Health sales. Rodney A. Lippincott also serves as Heska Corporation’s Executive Vice President, Companion Animal Health sales. If Mr. Wilson, Mr. Asakowicz or Mr. Lippincott is distracted by these holdings or interests, they may not contribute as much as they otherwise would have to enhancing our business, to the detriment of our stockholder value. While the Operating Agreement was negotiated at arm’s length as part of the Acquisition, and requires that none of the members shall cause Heska Imaging to operate its business in any manner other than the ordinary course of business, any time and resources devoted to monitoring and overseeing this relationship may prevent us from deploying such time and resources on more productive matters.

Since the Acquisition closed, Cuattro, LLC charged Heska Imaging $6.8 million, primarily related to digital imaging products, for which there is an underlying supply contract with minimum purchase obligations, software and services as well as other operating expenses provided for under a license agreement and a supply agreement, respectively; Heska Corporation charged Heska Imaging $2.2 million, primarily related to sales expenses; Heska Corporation net charged Cuattro, LLC $140 thousand, primarily related to facility usage and other services. In general, the entities above have charged one another the lower of cost or market in the absence of a formal contract. Our Corporate Governance Committee has reviewed and approved the information presented in this paragraph.

At December 31, 2013, Heska Corporation had accounts receivable from Heska Imaging of $3.3 million; Heska Imaging had a $1.4 million note receivable, including accrued interest, from Cuattro Veterinary, LLC, which is due on March 15, 2016; Heska Imaging had accounts receivable from Cuattro Software, LLC of $892 thousand; Heska Imaging had net accounts receivable from Cuattro, LLC of $198 thousand; Heska Corporation had net accounts receivable from Cuattro, LLC of $110 thousand. All monies owed accrue interest at the same interest rate Heska Corporation pays under its credit and security agreement with Wells Fargo Bank, National Association once past due with the exception of the note receivable, which accrues at this rate to its maturity date. Our Corporate Governance Committee has reviewed and approved the information presented in this paragraph.

Under the Amended and Restated Operating Agreement of Heska Imaging US, LLC (the “Operating Agreement”), for up to 18 months following the Acquisition, the unit holders of the 45.4% of Heska Imaging we do not own (the “Imaging Minority”) may repurchase our 54.6% interest in Heska Imaging at a premium to our Acquisition purchase price under a call option we have granted the Imaging Minority. Through the first year anniversary of the Acquisition, such repurchase could have been made at 1.3 times our purchase price and following the first year anniversary of the Acquisition and through the 18-month anniversary of the

Acquisition, such repurchase may be made at 1.45 times our purchase price. The Imaging Minority may deliver any Heska shares resulting from and held since the Acquisition as consideration, with such shares to be valued based on market value, although not less than $5 per share. Furthermore, should Heska stock have appreciated significantly, the Imaging Minority might not have to repay some or all of the cash we paid in the Acquisition, or even deliver all the shares we issued in the Acquisition. In addition, if our stock price has declined below $5 per share prior to the time of exercise, we may not realize the full economic premium (1.45 at this point), or any premium, anticipated in the repurchase. Additionally, should our stock price decline enough, we could be placed in a position where the repurchase is at an economic discount to our purchase price. The Imaging Minority has agreed that if Heska Corporation’s stockholders approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting and the Wilson Grant is issued, the Imaging Minority would waive its right to exercise the call option discussed in this paragraph (see Appendix C for March 26, 2014 letter from Cuattro, LLC addressed to Jason Napolitano, Chief Financial Officer of Heska Corporation).

Under the Operating Agreement, should Heska Imaging meet certain performance criteria, the Imaging Minority has been granted a put option to sell us some or all of the Imaging Minority’s position in Heska Imaging following the audit of our financial statements in 2015, 2016 and 2017. Based on Heska Imaging’s current ownership position, this put option could require us to deliver up to $17.0 million following calendar year 2015, $25.5 million following calendar year 2016 or $36.9 million following calendar year 2017 – as well as 25% of Heska Imaging’s cash (any applicable payment in the aggregate to be defined as the “Put Payment”) to acquire the outstanding minority interest in Heska Imaging. While we have the right to deliver up to 55% of the consideration in our Public Common Stock under certain circumstances, such stock is to be valued based on 90% of market value (the “Delivery Stock Value”) and is limited to approximately 650 thousand shares in any case. If the Delivery Stock Value is less than the market value of our Public Common Stock at the time of the Acquisition, we do not have the right to deliver any Public Common Stock as consideration.

Under the Operating Agreement, should Heska Imaging meet certain performance criteria, and the Imaging Minority fail to exercise an applicable put to sell us all of the Imaging Minority’s position in Heska Imaging following the audit of our financial statements in 2015, 2016 and 2017, we would have a call option to purchase all, but not less than all, of the Imaging Minority’s position in Heska Imaging. Based on Heska Imaging’s current ownership position, exercising this call option could require us to deliver up to $19.6 million following calendar year 2015, $29.4 million following calendar year 2016 or $42.4 million following calendar year 2017 – as well as 25% of Heska Imaging’s cash (any applicable payment in the aggregate to be defined as the “Call Payment”) to acquire the outstanding minority interest in Heska Imaging. While we have the right to deliver up to 55% of the consideration in our Public Common Stock under certain circumstances, such stock is to be valued based on 90% of market value (the “Delivery Stock Value”) and is limited to approximately 650 thousand shares in any case. If the Delivery Stock Value is less than the market value of our stock at the time of the Acquisition, we do not have the right to deliver any Public Common Stock as consideration.

Under and as defined in the Operating Agreement, should Heska Corporation undergo a change in control prior to the end of 2017, the Imaging Minority will be entitled to sell their Heska Imaging units to us for cash at the highest call value they otherwise could have obtained (the “Change in Control Payment”). If Heska Imaging meets certain minimum performance criteria, this will be $42.4 million—as well as 25% of Heska Imaging’s cash until at least the end of 2015.

Under the terms of the Operating Agreement, Heska Imaging will be managed by a three-person board of managers, two of which are to be appointed by Heska Corporation and one of which is to be appointed by Mr. Wilson. In February 2014, Heska Corporation’s Board re-appointed Robert B. Grieve, Ph.D. and Jason A. Napolitano as Heska Corporation’s appointees to Heska Imaging’s board of managers. Dr. Grieve serves as Heska Corporation’s Executive Chair and Mr. Napolitano serves as Heska Corporation’s Executive Vice President, Chief Financial Officer and Secretary. Dr. Grieve, Mr. Wilson and Mr. Napolitano are the current board of managers. Until the earlier of (1) Heska Corporation acquiring 100% of the units of

Heska Imaging pursuant to the puts and/or calls discussed above or (2) the sixth anniversary of the acquisition, Heska Imaging may only take the following actions, among others, by unanimous consent of the board of managers: (i) issue securities, (ii) incur, guarantee, prepay, refinance, renew, modify or extend debt, (iii) enter into material contracts, (iv) hire or terminate an officer or amend the terms of their employment, (v) make a distribution other than a tax or liquidation distribution, (vi) enter into a material acquisition or disposition arrangement or a merger, (vii) lease or acquire an interest in real property, (viii) convert or reorganize Heska Imaging, or (ix) amend its certificate of formation or the Heska Imaging Agreement.

Since January 1, 2012, the Company has not been a participant in any transaction with a related person other than described above and the indemnification agreements described below.

Indemnification agreements with officers and directors

Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our Directors and Executive Officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our Directors and Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objective and Philosophy

The Compensation Committee of Heska Corporation’s Board of Directors (the “Committee”) administers our executive compensation program and establishes the salaries of our Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of Heska Corporation (“Heska” or the “Company”) and increase stockholder value. The Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time. The Committee’s goal in executive compensation is to design and administer programs that best serve these ends.

What is Heska’s Executive Compensation Program Designed to Reward?

The Committee develops our executive compensation programs to reward Executive Officers for their contribution to Heska’s financial performance and to recognize individual initiative, leadership, achievement and other contributions. An effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska’s Executive Compensation?

Our compensation program is designed to reward four interlocking aspects of executive performance:

•	Annual financial performance: rewarded primarily through the awards paid under the Management Incentive Plan (“MIP”);

•	Individual contribution: rewarded primarily through the setting of base salary and annual MIP targets;

•	Long-term gains in stockholder value: rewarded primarily through the equity incentive program; and

•	Continued service to the Company; rewarded primarily through base salary, equity award requirements and vesting and competitive benefits levels.

Why Does Heska Choose to Pay Each Element of Executive Compensation?

Base salary. Base salaries are set on an annual or other periodic basis and designed to reflect competitive market salaries for each position. They are also used in determining the basis for bonus targets in our MIP discussed below.

Performance-based incentive compensation. This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives. This form of compensation is paid to reward near-term performance (i.e., no longer than the coming year) and encourage Executive Officers to optimize immediate opportunities. In recent years, an MIP has been offered to Executive Officers and other managers to provide a performance-based incentive.

Long-term equity compensation. This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and Executive Officers. It is intended to ensure that Executive Officers make thoughtful decisions about the Company’s future and long-term prospects.

Other benefits, compensation or arrangements. Other than broad-based programs open to all employees, such as participation in our 401(k) program and employee stock purchase plan, this category tends to be used rarely. All of our Executive Officers have employment agreements. An Executive Officer’s extraordinary performance or participation in an unanticipated endeavor may occasionally trigger such an award in this category.

Determination of Compensation Elements

In reviewing the compensation of our Executive Officers, the Committee reviews the nature and scope of each Executive Officer’s responsibilities as well as his or her effectiveness in that role and in supporting the Company’s long-term goals. Heska’s Board of Directors (the “Board”) formally evaluates the Chief Executive Officer (our “CEO”). Our CEO communicates his view of the performance of other Executive Officers to the Committee and makes recommendations regarding salary, incentive-based performance compensation and long-term compensation grants for the Committee’s consideration. The Company has a performance appraisal system it uses to evaluate its employees, including Executive Officers, which Dr. Grieve considers, potentially along with other information, such as third-party interviews of Company employees who interact with the Company’s Executive Officers. In the past several years, our Vice President of Human Resources and/or our Controller has compiled and/or presented data discussed below for the Committee’s consideration of the different compensation elements. The Chief Financial Officer (our “CFO”) has also met with the Committee to communicate on issues of interest to the Committee, including the accounting implications of various compensation alternatives and information on our financial plans, expectations and historical results for the Committee’s consideration.

The Committee has considered it appropriate, and in the best interests of Heska’s stockholders, to endeavor to set our overall Executive Officer compensation near the mid-point of the range of companies in the comparison group it reviewed (“Comparable Companies”). The Committee also reviews the relative mix of compensation paid by Comparable Companies for use as a guideline. It is the sense of the Committee that performance-based incentive compensation has been relatively lower and long-term equity compensation relatively higher than for Comparable Companies. We anticipate the Committee will continue to exercise its discretion regarding the relative mix of compensation and may even move to a greater emphasis on long-term equity compensation. The Committee views the difference between the compensation of our CEO and our other Named Executive Officers as largely a reflection of competitive market practices and the CEO’s responsibility for all Company operations and not any compensation philosophy specific to Heska. In compensation matters, the Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

The Committee engaged an outside compensation consultant (the “Consultant”) in the second half of 2010 and received a report on executive compensation from the Consultant in December 2010. The Committee also engaged the Consultant in 2011, 2012 and 2013. The Committee viewed the Consultant as an advisor only, and the Committee retained the discretion to implement or not implement the Consultant’s suggestions. Other than services related to Director compensation in 2012, the Consultant did not provide any other services to the Company in 2010, 2011, 2012 or 2013.

The Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. In 2010 and early 2011, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Akron, Array Biopharma, Hi Tech Pharmaceuticals, ISTA Pharmaceuticals, Lannett, Natural Alternatives, POZEN, Progenics Pharmaceuticals, Quidel, Santarus, and XOMA. In 2011, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Akron, Array Biopharma, Hi Tech Pharmaceuticals, ISTA Pharmaceuticals, Lannett, Natural Alternatives, POZEN, Progenics Pharmaceuticals, Quidel, Santarus, and XOMA. For 2012 and 2013, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Allos Therapeutics, Array Biopharma, Astex Pharmaceuticals, Cornerstone Therapeutics, Cumberland Pharmaceuticals, Depomed, DURECT, DUSA Pharmaceuticals, Lannett, Natural Alternatives, NeoStem, Pernix Therapeutics Holdings, POZEN, Progenics

Pharmaceuticals, Quidel, XOMA and Zogenix. The Committee also reviewed summary compensation data based on company size for each year.

Base Salary. The Committee reviews each Executive Officer’s base salary annually. When reviewing base salaries, the Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. Consideration is also given to prior performance, relevant experience, level of responsibility and skills, and abilities of each Executive Officer. Similar positions are grouped to ensure both internal equity and external equity. The Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

In February 2011, the Committee reviewed market data on base compensation and executive compensation practices, noted management’s performance in 2010, and decided upon the following base salaries for the Named Executive Officers. The Committee also discussed potential performance-based increases later in 2011 for Dr. McGinley and Mr. Napolitano.

Name	Annual Salary	Percent Increase
Robert B. Grieve, Ph.D.	$462,000	5.0%
Michael J. McGinley, Ph.D.	$265,000	8.2%
Jason A. Napolitano	$263,400	1.3%

In February 2012, after reviewing and considering relevant data, including input from Dr. Grieve, the Committee agreed to the following base salaries, effective February 2012.

Name	Annual Salary	Percent Increase
Robert B. Grieve, Ph.D.	$475,860	3.0%
Michael J. McGinley, Ph.D.	$300,105	5.3%
Jason A. Napolitano	$271,302	3.0%

In September 2012, the Committee considered a management recommendation in consideration of the Company’s financial performance that called for no increases in the base salaries of the Company’s Executive Officers. The Committee accepted this recommendation following a discussion, noting that they considered all Heska Executive Officers to be at, or near, the targeted 50th percentile of their respective salary ranges. Accordingly, there were no further changes in the base salaries of our Executive Officers.

In February 2013, our Board of Directors approved the Acquisition of Cuattro Veterinary USA, LLC. As part of the Acquisition, Steven M. Asakowicz became Executive Vice President, Companion Animal Health Sales at a base salary of $175,000 per year pursuant to an employment agreement with the Company and Rodney A. Lippincott became Executive Vice President, Companion Animal Health Sales at a base salary of $175,000 per year pursuant to an employment agreement with the Company.

In September 2013, the Committee considered and approved management’s proposal that executive officers receive no increase in base salary for 2014 with exceptions to be considered by the Committee on an as necessary basis.

Performance-Based Incentive Compensation. The Company first adopted an MIP in 1999 to provide incentives to our Executive Officers, other managers and key employees to meet and exceed certain predetermined annual goals. Target annual incentives and specific performance criteria are established each year by the Committee, with the actual payout based on the extent to which the specified performance criteria are met. We believe this approach provides a strong incentive for our management to achieve the stated annual goals. An example of the incentive can be seen when comparing the cash levels of the 2011 MIP Payouts to zero 2012 MIP Payouts and significantly lower 2013 MIP Payouts in the “Non-Equity Incentive Plan Compensation” column of the “Historical Compensation Table” below. In late 2005, the Committee adopted the Management Incentive Plan Master Document (the “Master Document”). A goal of the Master Document is self-funding status for the MIP in any given year. A given year’s MIP can be implemented by the Committee agreeing on four parameters: 1) the Category Percentages—the percent of salary, based on job category, that determines an individual’s targeted bonus compensation, 2) the Plan Allocation—a guideline in determining the MIP Payout to an individual, such as the relative weighting of companywide and individual performance, 3) the Key Parameters the MIP Payouts are to be based upon and 4) the Payout Structure by which MIP funding is accrued. Typically there has been a cap on the MIP of approximately at least 150% of target payout to all employees, although this is not required in any given year. Each individual has a MIP Payout “target” and this is intended as a guideline. Our CEO will generally make recommendations to the Committee regarding MIP Payouts to other MIP Plan participants; all awards under the MIP Plan are at the discretion of the Committee. All Executive Officers are eligible for the 2014 MIP. We do not believe our compensation policy for our Executive Officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

In considering the 2011 MIP, the Committee considered the Board’s desire that the Company achieve growth. The Committee decided to design half of the MIP based on a share of operating income above a given level, as in the past. The second half of the MIP was to be based on the achievement of certain milestones Company management had identified as important to achieve future growth. After considering a Board presentation in February 2011 regarding potential strategic areas for the Company to grow, Committee members worked with Executive Officers to choose five such milestones for inclusion in the 2011 MIP. In March 2011, the Committee adopted the 2011 MIP with the following parameters:

Parameter	Result
Category Percentages	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Plan Allocation	50% Company Financial Performance / 50% Company Achievement of Strategic Growth Initiatives (“SGI”)
Key Parameters	Pre-MIP Operating Income and Strategic Growth Milestone Achievement
Payout Structure

Funding starts at $1.5 million of Pre-MIP Operating Income

18.8% share of every additional $1 in Pre-MIP Operating Income

$105K payout for achievement of each of 5 SGI milestones if at least

$1.5 million of Pre-MIP Operating Income

MIP Capped at $1.3125 million (150% of targeted payout for Pre-MIP

Operating Income and 100% achievement of SGI Milestones)

As an example, if Heska had approximately $3.176 million in Pre-MIP Operating Income, as defined, and had met 3 SGI milestones, there would have been approximately $630 thousand available under the MIP for the Committee to distribute among plan participants. This represents a plan funded at 60% of target. Dr. Grieve’s 2011 target salary was $462,000 and his targeted payout was $231,000 (50% of $462,000). In a 60% MIP-funded plan, his funded targeted payout would be $138,600 (60% of $231,000). This is a guideline only, however, as the Committee retains discretion to adjust this number as circumstances dictate.

At a Committee meeting in December 2011, the Committee reviewed the Company’s accomplishments regarding MIP SGI milestones and determined it was appropriate to include 100% achievement of SGI Milestones in MIP funding. At a Committee meeting in February 2012, the Committee determined MIP plan participants’ MIP Payouts based on an MIP funding level of slightly above 100% of target. Variances in individual MIP Payouts versus targeted levels are based on the Committee’s view of individual performance. The MIP Payouts to MIP-eligible Named Executive Officers are listed as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below.

In considering the 2012 MIP, the Committee considered the Company’s 2011 performance and the Board’s desire that the Company achieve growth. The Committee decided to use a similar structure to the 2011 MIP with a 50/50 weighting of financial performance and strategic growth initiatives. Three 2012 SGI milestones are related to the launch of new products and one is related to sales force productivity. In February 2012, the Committee adopted the 2012 MIP with the following parameters:

Parameter	Result
Category Percentages	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Plan Allocation	50% Company Financial Performance / 50% Company Achievement of Strategic Growth Initiatives (“SGI”)
Key Parameters	Pre-MIP Operating Income and Strategic Growth Milestone Achievement
Payout Structure

Funding starts at $3.579 million of Pre-MIP Operating Income

16.2% share of every additional $1 in Pre-MIP Operating Income

$144.75K payout for achievement of each of 4 SGI Milestones if at least

$3.579 million of Pre-MIP Operating Income

MIP Capped at $1.4475 million (150% of targeted payout for Pre-MIP

Operating Income and 100% achievement of SGI Milestones)

The Company performed well below expectations in 2012. The Company’s Pre-MIP Operating Income was well short of the $3.579 million required to begin funding the 2012 MIP. Accordingly, no MIP Payouts were made under the 2012 MIP.

At a Committee meeting in February 2013, the Committee considered alternatives for the Company’s 2013 MIP. It was agreed that the 2013 MIP was expected to be similar in design and magnitude to the recent past, but that it was best to defer finalization of the details of the 2013 MIP due to the then pending Acquisition of 54.6% of a digital imaging company. Committee members felt that the Acquisition was strategically critical and properly aligning interests of Executive Officers and other employees, including through the MIP, was important to its success. Accordingly, the Committee asked management to make 2013 MIP recommendations with these goals in mind following the closing of the Acquisition and as management worked to optimize the benefits of the Acquisition. The Committee had in-person discussions with management at the time of a previously scheduled Board meeting to be held in the last week of April 2013. At a follow-up meeting in May 2013, the Committee approved the Category Percentages, the Plan Allocation, the Key Parameters, including specific Growth Initiatives, as well as certain aspects of the Payout Structure. The 2013 MIP was adopted with the following parameters:

Parameter	Result
Category Percentages	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Plan Allocation	75% Company Financial Performance / 25% Company Achievement of Strategic Growth Initiatives (“SGI”)
Key Parameters	Pre-MIP Operating Income and Strategic Growth Milestone Achievement
Payout Structure

Funding starts at $2.0 million of Pre-MIP Operating Income

50% share of every additional $1 in Pre-MIP Operating Income

$304.25K total payout for achievement of each of 3 SGI Milestones (50%,

30% and 20% of total, respectively) with no profitability test

MIP Capped at $1.369 million (150% of targeted payout for Pre-MIP

Operating Income and 100% achievement of SGI Milestones)

At a Committee meeting in November 2013, the Committee reviewed the Company’s accomplishments regarding MIP SGI milestones and determined it was appropriate to include 100% achievement of SGI Milestones in MIP funding, which translated to an average MIP Payout equal to approximately 25% of target. The MIP Payouts to MIP-eligible Named Executive Officers are listed in “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below for Dr. Grieve, Dr. McGinley and Mr. Napolitano. Both Mr. Asakowicz and Mr. Lippincott received $13,134 in MIP Payouts for 2013.

In addition to MIP participation, under their employment agreements approved by our Board in February 2013, both Mr. Asakowicz and Mr. Lippincott are eligible for variable performance commissions for successful sales revenue and margin achievement, targeted, to be earned under separate schedule, from between $50,000 and $125,000. The Committee discussed the structure of these payouts at its September

2013 meeting. These commissions are included in “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below. Mr. Lippincott earned $120,833 and Mr. Asakowicz earned $114,846 and in such commissions in 2013.

The Committee considered various alternatives to encourage profitability and growth at an in-person meeting in February 2014 and agreed upon Pre-MIP Operating Income and Revenue as Key Parameters for the 2014 MIP. At a telephonic meeting in March 2014, the Committee adopted the 2014 MIP with the following parameters:

Parameter	Result
Category Percentages	Robert B. Grieve/Kevin S. Wilson – per respective employment contracts All other eligible Executive Officers – 35%
Plan Allocation	75% Company Performance/25% Individual Performance
Key Parameters	Pre-MIP Operating Income and Revenue
Payout Structure

Funding starts at $2.0 million of Pre-MIP Operating Income

50% share of every additional $1 in Pre-MIP Operating Income

2.5% share of every additional $1 in Revenue above $85 million, if Pre-

MIP Operating Income is $3.25 million or more

MIP Capped at $1.8 million

We anticipate Dr. Grieve’s Category Percentage in the 2014 MIP to be 40% based on his final employment agreement signed on March 26, 2014. Mr. Wilson’s employment agreement signed on March 26, 2014 calls for Mr. Wilson not to receive an MIP Payout for time served as Chief Executive Officer under the employment agreement if our stockholders approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting and the Wilson Grant is issued. In this case, Mr. Wilson’s Category Percentage would be approximately 8.75%. If our stockholders do not approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting, Mr. Wilson is to receive a pay raise as well as participation in the Company’s 2014 MIP at a Category Percentage of 50% for time served as Chief Executive Officer under the employment agreement. In this case, Mr. Wilson’s Category Percentage would be approximately 46.25%.

In the table named “Grants of Plan-Based Awards” below, we list potential payouts under the 2014 MIP to Named Executive Officers, under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” All “Threshold” MIP Payouts assume a zero MIP Payout due to performance at a baseline level. All “Target” MIP Payouts are as defined above. The “Maximum” MIP Payouts represent pro rata MIP Payouts rounded up to the next whole thousand dollars, assuming our stockholders approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting and the Wilson Grant is issued, and the capped level of funding is achieved. It is possible the Committee may decide to pay a Named Executive Officer greater than this amount, although this did not occur in 2006 when the 2006 MIP Plan reached its capped funding level. In addition, for Mr. Lippincott and Mr. Asakowicz, “Threshold” commissions are at the bottom of the indicated contractual range, “Maximum” commissions are at the top of the indicated contractual range and “Target” commissions are at the mid-point of the two.

Long-term Equity Compensation. Historically, we have used stock options to provide long-term equity compensation to our Executive Officers. The Committee is responsible for determining the number and terms of options, or other forms of long-term equity compensation, to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of Comparable Companies. Options granted to Executive Officers have exercise prices equal to fair market value (closing price) at the time of grant and expire within ten years from the time of grant. Any vesting ceases and the vested portion of options must be exercised within a certain period should an Executive Officer leave Heska’s service (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer continues to work for the benefit of the Company and only if Heska’s market price per share appreciates over the option term. We believe that these provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant. Stock options grants generally have had 4-year monthly vesting when granted, although this practice could change in the future. While it appears stock options will remain the core component of long-term equity compensation in the near future, it is possible the Committee will choose to use restricted stock, restricted stock units, some other form of long-term equity compensation or some combination of the foregoing with or without stock options in the future. The Committee may choose to use a greater share of equity in executive compensation than in the past.

In December 2010, after receiving input from the Consultant and reviewing relevant data, the Committee approved a grant of stock options to certain Officers of the Company. The Committee considered individual performance as well as overall corporate performance. Shares underlying option grants were slightly below or at the same level as in 2009 when adjusted to reflect our December 2010 1-for-10 reverse stock split.

In December 2011, after reviewing relevant data, the Committee approved a grant of stock options to certain Officers of the Company. The Committee considered individual performance as well as overall corporate performance. Grants were generally above or at the same level as in 2010.

In December 2012, after reviewing relevant data, the Committee approved a grant of stock options to certain Officers of the Company. The Committee consideration’s included individual performance, overall corporate performance, the fact that Executive Officer salaries were considered frozen and the fact that no 2012 MIP Payout was expected to occur. Grants were generally above or at the same level as in 2011.

In February 2013, Mr. Napolitano was awarded an option grant due to his performance in negotiating the Acquisition. Mr. Lippincott and Mr. Asakowicz received option grants as new Executive Officers under the Acquisition. In November 2013, the Committee noted that Heska Executive Officers were to receive no raises in 2014 and that the MIP Payouts were well below target. The Committee decided to grant Executive Officers larger than typical grants in light of the cash implications of flat salaries and relatively small MIP Payouts recently. The Committee awarded option grants listed in “Grants of Plan-Based Awards” below.

Other Benefits, Compensation or Arrangements

“All Other Compensation” in the “Summary Compensation Table” below represent matching funds received by each of our Named Executive Officers under our 401(k) plan, which is open to all employees, as well as life insurance and short-term and long-term disability premiums. We have historically provided a 25% match of 401(k) contribution limits (up to a certain maximum).

All of our Named Executive Officers had employment contracts in 2011, 2012 and 2013, with the exception of Mr. Lippincott and Mr. Asakowicz who joined the Company in February 2013 and signed an employment agreement with the Company in February 2013. These employment agreements entitle Named Executive Officers to payments based on salary, continuing medical benefits for a given period and immediate vesting of unvested options in certain circumstances. Payments based on salary are typically paid monthly. The Committee believes these are common, in line with the experience of the Committee for executives at other companies and are intended to provide Executive Officers with additional resources to seek a comparable job, which is unlikely to be a rapid process given the level of employment, in these certain circumstances, such as an acquisition. At year end 2013, Dr. Grieve was also entitled to payout based on bonus targets in certain circumstances, such as termination without cause, as well. Dr. Grieve signed a new employment contract on March 26, 2014 which replaced the employment contract in place at year end 2013. See “Grieve Employment Agreement and Consulting Agreement” below for more detail. These employment contracts are intended to provide the Named Executive Officers with protections appropriate for, and in line with, those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks. Such a review was conducted in late 2010 and early 2011.

Transition of Chief Executive Officer Role

Our Board of Directors has expressed a high degree of interest in focusing the Company on growth opportunities for several years. Cognizant of this and following discussions with Mr. Wilson, Dr. Grieve raised the possibility with other Board members in November 2013 of Mr. Wilson becoming Chief Executive Officer, with Dr. Grieve acting in an Executive Chairman role for a transition period. Dr. Grieve noted the very positive commercial impact Mr. Wilson had made on the Company in less than a year as President and Chief Operating Officer, as well as Mr. Wilson’s experience in generating strong growth at his prior company, Sound Technologies, Inc. Following discussions and diligence by the Committee as well as individual Board members, the Board discussed this notion in depth at an in-person Board meeting on February 19, 2014 and decided to proceed. The Board discussed the short term needs of the Company with such a change, including the need for strong corporate governance due to the potential conflict of interest for the Imaging Minority, including Mr. Wilson, during the period in which the Imaging Minority holds an option to sell its interest in Heska Imaging to Heska Corporation, as well as the desire to have Mr. Wilson focus on commercial matters, rather than investor relations, in the short term. The Board also discussed the potential longer term benefits of Dr. Grieve’s judgment, experience in running a small animal health public company, industry contacts and scientific acumen. The Board decided Dr. Grieve’s knowledge of the Company and the history and relationship with the Imaging Minority as well as experience in managing investors and knowledge of the Company’s investor base were a strong fit with the Company’s short-term needs. The Board decided a consulting contract following a three-year employment term was the best way to access Dr. Grieve’s potential contribution for the longer term. During an executive session of the Board on February 19, 2014, where Dr. Grieve was not present, the Board voted four (4) to one (1), with Ms. Wrenn in dissent, to offer Dr. Grieve a new employment agreement and a consulting agreement with certain economic terms. The Board also authorized Mr. Aylesworth to negotiate with Dr. Grieve to finalize these agreements. Mr. Aylesworth was ultimately able to obtain agreement with Dr. Grieve on March 26, 2014 for contractual arrangements with economics substantially similar to the terms proposed on February 19, 2014. Later in the day on February 19, 2014, the Committee met and unanimously agreed to offer Mr. Wilson a new employment agreement with certain economic terms. The Committee also authorized Mr. Gordon to negotiate with Mr. Wilson to finalize this agreement. Mr. Gordon was ultimately able to obtain agreement with Mr. Wilson, which was approved by the Committee in a telephonic meeting on March 25, 2014. Mr. Wilson and Mr. Aylesworth signed the resulting agreement one day later, on March 26, 2014.

Grieve Employment Agreement and Consulting Agreement

The Committee hired the Consultant to advise on “Executive Chair” compensation. The Consultant provided a report on Executive Chair compensation, including data such as a ratio of Executive Chair compensation as a percent of Chief Executive Officer compensation for the following companies: Allscrips Healthcare, Aviat Networks, Bio-Rad Laboratories, comScore, Daktronics, EMCORE, Finisar, Genomic Health, Integrated Silicon Solution, inTEST, Linear Technology, Neonode, Qlogic, QuickLogic, Syntel, Tellabs and VOXX International. In proposing terms for and negotiating Dr. Grieve’s new employment agreement, the Board was aware that, if he were to be replaced as CEO, Dr. Grieve had the right to simply resign and collect certain severance, benefits and accelerated vesting of equity under his then existing employment agreement, and therefore a more attractive package would be required to retain Dr. Grieve’s services. Dr. Grieve indicated he was interested in a package which was more restricted stock-weighted than the Company had utilized historically. Members of the Board and the Committee ultimately felt that this would best align Dr. Grieve’s interest with stockholder interest.

Dr. Grieve agreed to an employment agreement with the following components on March 26, 2014. The term of Dr. Grieve’s employment agreement is to expire on April 30, 2017. Beginning immediately following the filing of the Company’s 10-K, which occurred on March 31, 2014, Dr. Grieve is to serve as Executive Chair of the Company for a monthly base salary of $39,655 through April 30, 2014, $27,750 from May 1, 2014 to April 30, 2015, $24,500 from May 1, 2015 to April 30, 2016 and $21,000 from May 1, 2016 to April 30, 2017. The declining salary over time reflects the Board’s expectation that Dr. Grieve would transition an increasing level of investor relations-related and other responsibilities to Mr. Wilson over time. Our Board agreed to nominate Dr. Grieve for election to a three-year term as director at the 2014 Annual

Meeting. In lieu of the severance payments, benefits and accelerated vesting of equity he could otherwise have received under his then current employment agreement, and cognizant of the time value of money, Dr. Grieve was to receive a one-time cash payment of (i) $475,000 thousand (the “Termination Payment”) on April 30, 2017 and (ii) $350,000 in shares of restricted stock which is to vest in full on April 30, 2017, subject to the terms and conditions of the related award agreements. On March 26, 2014, 40,000 shares of restricted stock were granted to Dr. Grieve based on the closing market price on that day pursuant to this restricted share grant. Dr. Grieve is eligible to participate in the Company’s 2014 MIP with a Category Percentage of 40% (50% for the first four months of the year and 35% for the last eight months of the year). In lieu of MIP participation in 2015 and 2016, Dr. Grieve agreed to receive $50,000 and $25,000, respectively, in shares of restricted stock which is to vest in full on April 30, 2017, subject to the terms and conditions of the related award agreement. On March 26, 2014, 5,715 shares and 2,857 shares, respectively, of restricted stock were granted to Dr. Grieve based on the closing market price on that day pursuant to these restricted share grants. Other than in special circumstances, Dr. Grieve is not to receive periodic equity grants normally made to executives of the Company. In lieu of such grants, Dr. Grieve received 15,000 shares of restricted stock on March 26, 2014 which is to vest in full on April 30, 2017, subject to the terms and conditions of the related award agreement. Dr. Grieve is to devote such business efforts and time as Dr. Grieve shall reasonably determine are required to carry out his duties. It is not intended that the role of Executive Chair be a full-time position. Other than as described above, Dr. Grieve shall be eligible to participate in the health and other benefit programs generally available to the Company’s Executive Officers. Should Dr. Grieve resign for Good Reason, as defined in the employment agreement, or be terminated without Cause, as defined in the employment agreement, or due to Dr. Grieve’s death or disability, he shall be entitled to (1) accelerated payment of the Termination Payment within ten days thereof, (2) continued monthly payments equal to the base salary Dr. Grieve would have been entitled to under his employment agreement until the earlier of April 30, 2017 or twenty-four months from the date of resignation or termination, (3) continued benefits for Dr. Grieve and his eligible dependents through April 30, 2017 or an earlier date of employment by another employer providing comparable benefits, (4) a pro-rated MIP Payout as may have been earned under the MIP, and (5) accelerated vesting of all or some of the aforementioned awards of shares of restricted stock, depending on the date of resignation or termination.

We also executed a consulting agreement with Dr. Grieve on March 26, 2014. This consulting agreement is to be effective upon the time Dr. Grieve’s employment agreement with us expires or is terminated for any reason and is to continue for a period of five years with Dr. Grieve serving as an independent contractor consultant to the Chair of the Board of the Company, or to the Chief Executive Officer at the Chair’s request, at an annual consulting fee of $100,000. Dr. Grieve is to assign all Creations and Intellectual Property Rights in Works of Authorship, as defined in the consulting agreement, to the Company throughout the term of the consulting agreement, and be subject to customary non-competition and nonsolicitation language under the consulting agreement. Under the consulting agreement, Dr. Grieve is to participate in the health benefit programs generally available to the Company’s Executive Officers, or receive equivalent benefits if ineligible, but shall not be eligible to participate in those benefit programs available to employees for which an independent contractor is ineligible.

Wilson Employment Agreement

The Committee hired the Consultant to advise on Mr. Wilson’s compensation as Chief Executive Officer and President. Mr. Wilson expressed a strong preference for upfront restricted stock grants in lieu of other forms of compensation. The Consultant advised a majority of such compensation be subject to vesting based on performance. Members of the Board and the Committee ultimately felt that this would best align Mr. Wilson’s interest with stockholder interest.

Mr. Wilson agreed to an employment agreement with the following components on March 26, 2014. The term of Mr. Wilson’s employment agreement is to expire on March 26, 2018. Beginning immediately following the filing of the Company’s 10-K, which occurred on March 31, 2014, Mr. Wilson is to serve as Chief Executive Officer and President of the Company for an annual base salary of $275,000. Our Board agreed to nominate Mr. Wilson for election to a three-year term as director at the 2014 Annual Meeting as well as for future election when Mr. Wilson’s then existing term is set to expire. Mr. Wilson is eligible to participate in the MIP based on service from January 1, 2014 to March 31, 2014 at a Category Percentage of 35%. Pursuant to the employment agreement, the Company granted Mr. Wilson 110,000 shares of restricted stock (the “Time Grant”) which are to vest as follows, subject to the terms and conditions of the related award agreement: (i) 27,500 shares on the six month anniversary of the employment agreement on September 26, 2014 and (ii) 27,500 shares on each succeeding annual anniversary of March 26, 2015, March 26, 2017 and March 26, 2018. Other than in special circumstances, Mr. Wilson is not to receive periodic equity grants normally made to executives of the Company.

In addition, the Company agreed to propose for approval by its stockholders a 130,000 share increase in shares authorized for issuance under its 1997 Stock Incentive Plan (the “Share Increase”) at its 2014 Annual Meeting and, if approved, to make a 130,000 share restricted stock grant to Mr. Wilson (the “Contract Grant”). The Contract Grant, subject to the terms and conditions of the related award agreement is to vest in ten (10) performance-based tranches – five of which are to be based on the market price of the Company’s common stock reaching targeted thresholds based on a 90 trading day trailing average and five of which are to be based on Adjusted EBITDA, as defined in the employment agreement, reaching certain targeted thresholds. If the Share Increase is not approved to the stockholders, Mr. Wilson’s salary would automatically be increased to $400,000 and Mr. Wilson would be eligible to participate in our MIP with a Category Percentage of no less than 50% for the time of his service as Chief Executive Officer. So if the Share Increase is not approved, the percent of salary used to determine Mr. Wilson’s MIP target would be 46.25% (three months at 35% and nine months at 50%) in 2014 and 50% for the remaining contract term. If the Share Increase is approved and the Contract Grant made, the percent of salary used to determine Mr. Wilson’s MIP target would be 8.25% (three of twelve months at 35%) in 2014 and 0% for the remaining contract term.

Under the employment agreement, Mr. Wilson is to devote full business time hours, as well as other such attention, skills, time an business efforts to the Company as are necessary to act as Chief Executive Officer and President; provided, however, that Mr. Wilson may perform part-time management activities for Cuattro, LLC, Cuattro Software, LLC, Cuattro Medical, LLC, and Cuattro Veterinary, LLC as long as such services do not adversely affect Mr. Wilson’s obligations to the Company. With the exception of the typical periodic equity grants to executives of the Company and the MIP if the Share Increase is approved and the Contract Grant made, Mr. Wilson will be eligible to participate in other benefits offered to other senior executives of the Company, including any Company sponsored 401(k) or retirement plan, in accordance with (and subject to the legal limitations of) benefit plans, policies and arrangements that may exist from time to time. Should Mr. Wilson resign for Good Reason or be terminated without Cause (other than in a connection with a Change of Control) or be terminated due to Mr. Wilson’s death or Disability, with capitalized terms having the defined meaning in the employment agreement, he is to be entitled to a payment of an amount equal to six months’ base salary. Additionally, should Mr. Wilson be terminated without Cause (other than in connection with a Change of Control), with capitalized terms having the defined meaning in the employment agreement, he is to be entitled to the vesting of the Contract Grant if the aforementioned market price or Adjusted EBITDA thresholds are reached within 180 days after such termination. Should Mr. Wilson resign for Good Reason or be terminated without Cause in connection with a Change of Control, with capitalized terms having the defined meaning in the employment agreement, of the Company, Mr. Wilson is to be entitled to (1) a payment of an amount equal to 12 months’ base salary, (2) the vesting of a portion of the Time Grant shares based on the amount of time served in the current vesting period preceding the next Time Grant vesting date as a percent of the total length of the current vesting period, (3) the vesting of certain Contract Grant shares if the consideration paid in the Change of Control reaches one or more of the aforementioned market price thresholds, and (4) the vesting of certain Contract Grant shares if the Adjusted EBITDA for the Company for the twelve-month period ending on the last day of the month immediately preceding the Change of Control reaches one or more of the aforementioned Adjusted EBITDA thresholds.

Compensation Tax Deductibility

The Committee is also sensitive to, and tries to optimize, tax implications. It is our policy generally to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Internal Revenue Code when possible. The Company has submitted a new Management Incentive Plan Master Document (the “MIP Master”) designed to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Internal Revenue Code assuming the stockholder vote to approve at the 2014 Annual Meeting. Even if so approved, the MIP Master would not have a potential tax impact until implemented in MIP Plan Year 2015 at the earliest. However, the Committee reserves the discretion to pay compensation to its Executive Officers that may not be tax deductible even if the MIP Master is approved by the stockholders and applies to some future Plan Year.

In summary, as Heska Corporation continues to evolve, Heska’s Executive Compensation is evolving. The Committee endeavors to find the proper level and balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

Historical and Summary Compensation Tables

The following table sets forth compensation for services rendered in all capacities to us during 2011, 2012 and 2013 by Robert B. Grieve, our Chief Executive Officer in these years who became Executive Chair on March 31, 2014, Jason A. Napolitano, our Chief Financial Officer, and our three other most highly compensated Executive Officers for the fiscal year ended December 31, 2013 (the “Named Executive Officers”). The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers. The “Option Awards” column lists the accounting cost of options recognized for a given individual in a given year. In general, stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding option vesting period.

Historical Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus	Stock Awards	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Robert B. Grieve, Ph.D. (5) Executive Chair	2013 2012 2011	507,970 475,860 460,167	— — —	— — —	53,954 40,009 105,365	60,072 — 246,339	— — —	12,795 9,283 7,553	634,791 525,152 819,424
Michael J. McGinley, Ph.D. (6) President, Biologicals & Pharmaceuticals	2013 2012 2011	319,839 300,105 270,000	— — —	— — —	34,107 31,750 38,790	26,520 — 99,402	— — —	8,560 8,321 7,443	389,026 340,176 415,635
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	2013 2012 2011	289,547 271,302 263,117	— — —	— — —	31,107 25,860 41,376	23,974 — 89,013	— — —	7,421 7,189 7,030	352,049 304,351 400,536
Rodney A. Lippincott Executive Vice President, Companion Animal Health Sales	2013 2012 2011	155,672 — —	— — —	— — —	4,324 — —	133,967 — —	— — —	6,095 — —	300,058 — —
Steven M. Asakowicz Executive Vice President, Companion Animal Health Sales	2013 2012 2011	156,245 — —	— — —	— — —	4,324 — —	127,980 — —	— — —	2,165 — —	290,714 — —

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements and vacation accruals paid in cash in 2013.
(2)	Represents cost recognized in each year for financial reporting purposes. Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2013 in our Note 7 of the Notes to Consolidated Financial Statements.
(3)	Amounts earned pursuant to our Management Incentive Plans plus commissions in the case of Mr. Lippincott and Mr. Asakowicz. Amounts indicated are for year in which compensation was earned.
(4)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.
(5)	Dr. Grieve served as our Chairman/Chair of the Board and Chief Executive Officer from May 2000 to until immediately after the filing of our 10-K on March 31, 2014, when he assumed the role of Executive Chair.
(6)	Dr. McGinley served as our President and Chief Operating Officer from January 2009 to February 2013 and as President, Biologicals & Pharmaceuticals thereafter.

The following table contains the same information as above with the exception of the column entitled “Option Awards.” Option Awards in the following table represent the grant date option value for all stock options granted in a given year rather than the value of stock options vesting during that year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus	Stock Awards	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Robert B. Grieve, Ph.D. (5) Chairman of the Board and Chief Executive Officer	2013 2012 2011	507,970 475,860 460,167	— — —	— — —	96,092 59,765 71,173	60,072 — 246,339	— — —	12,795 9,283 7,553	676,929 544,908 785,232
Michael J. McGinley, Ph.D. (6) President, Biologicals & Pharmaceuticals	2013 2012 2011	319,839 300,105 270,000	— — —	— — —	48,046 35,859 42,704	26,520 — 99,402	— — —	8,560 8,321 7,443	402,965 344,285 419,549
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	2013 2012 2011	289,547 271,302 263,117	— — —	— — —	65,400 23,906 28,469	23,974 — 89,013	— — —	7,421 7,189 7,030	386,342 302,397 387,629
Rodney A. Lippincott Executive Vice President, Companion Animal Health Sales	2013 2012 2011	155,672 — —	— — —	— — —	41,300 — —	133,967 — —	— — —	6,095 — —	337,035 — —
Steven M. Asakowicz Executive Vice President, Companion Animal Health Sales	2013 2012 2011	156,245 — —	— — —	— — —	41,300 — —	127,980 — —	— — —	2,165 — —	327,690 — —

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements and vacation accruals paid in cash in 2013.
(2)	Represents grant date fair value. Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2013 in our Note 7 of the Notes to Consolidated Financial Statements.
(3)	Amounts earned pursuant to our Management Incentive Plans plus commissions in the case of Mr. Lippincott and Mr. Asakowicz. Amounts indicated are for year in which compensation was earned.
(4)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.
(5)	Dr. Grieve served as our Chairman/Chair of the Board and Chief Executive Officer from May 2000 to until immediately after the filing of our 10-K on March 31, 2014, when he assumed the role of Executive Chair.
(6)	Dr. McGinley served as our President and Chief Operating Officer from January 2009 to February 2013 and as President, Biologicals & Pharmaceuticals thereafter.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of options to acquire shares of our common stock granted in the fiscal year ended December 31, 2013 to the Named Executive Officers.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#) (2)	Awards ($/Sh)	Awards ($) (3)
Robert B. Grieve, Ph.D.	11/21/13	—	—	—	—	—	—	—	40,000	7.36	294,400
	N/A	—	152,248	258,000	—	—	—	—	—	—	—
Michael J. McGinley, Ph.D.	11/21/13	—	—	—	—	—	—	—	20,000	7.36	147,200
	N/A	—	105,037	178,000	—	—	—	—	—	—	—
Jason A. Napolitano	2/20/13	—	—	—	—	—	—	—	5,500	8.38	46,090
	11/21/13	—	—	—	—	—	—	—	20,000	7.36	147,200
	N/A	—	94,956	161,000	—	—	—	—	—	—	—
Rodney A. Lippincott	2/24/13	—	—	—	—	—	—	—	5,500	8.35	45,925
	11/21/13	—	—	—	—	—	—	—	10,000	7.36	73,600
	NA	50,000	148,750	187,000	—	—	—	—	—	—	—
Steven M. Asakowicz	2/24/13	—	—	—	—	—	—	—	5,500	8.35	45,925
	11/21/13	—	—	—	—	—	—	—	10,000	7.36	73,600
	NA	50,000	148,750	187,000	—	—	—	—	—	—	—

(1)	The “Maximum” MIP Payouts represent pro rata MIP Payouts rounded up to the nearest thousand dollars, assuming our stockholders approve the amendment and restatement of the 1997 Stock Incentive Plan at the 2014 Annual Meeting and the Wilson Grant is made, and the capped level of funding is achieved. Our MIP generally gives our Compensation Committee discretion as to how any payouts will be distributed and the ability to make total payouts above the cap level. Accordingly, although our Compensation Committee has never awarded an MIP Payout to an employee greater than the employee’s targeted bonus multiplied by the applicable percentage “cap”, our Compensation Committee has the ability to make 2014 MIP Payouts to Executive Officers in excess of that amount, which is reported as “maximum” in this column. In addition, Mr. Lippincott and Mr. Asakowicz are contractually eligible for commissions. “Threshold” commissions are at the bottom of the indicated contractual range, “Maximum” commissions are at the top of the indicated contractual range and “Target” commissions are at the mid-point of the two for Mr. Lippincott and Mr. Asakowicz.
(2)	One-forty-eighth (1/48th) of the total options granted become vested and exercisable each month from the grant date until options granted have vested in full on the four-year anniversary of the grant date. Each option was granted with an exercise price equal to 100% of the fair market value of our stock on the date of grant as determined by our Compensation Committee, and has a term of one day less than ten years, subject to earlier termination in certain events related to termination of employment.
(3)	Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2013 in our Note 7 of the Notes to Consolidated Financial Statements.

Outstanding Equity Awards at Fiscal Year-End

The following table shows unexercised stock options held at the end of fiscal year ended December 31, 2013 by the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert B. Grieve, Ph.D.	833		39,167	—	7.36	11/20/2023	—	—	—	—
	6,250		18,750	—	8.55	12/18/2022	—	—	—	—
	12,499		12,501	—	6.90	12/11/2021	—	—	—	—
	8,249		6,189	—	4.96	12/30/2020	—	—	—	—
	7,584	(2)	—	—	4.50	11/9/2019	—	—	—	—
	1,251	(2)	—	—	4.40	11/3/2018	—	—	—	—
	30,000	(2)	—	—	18.30	12/30/2017	—	—	—	—
	10,000	(2)	—	—	17.17	11/16/2016	—	—	—	—
	40,000		—	—	12.50	12/14/2015	—	—	—	—
	28,199		—	—	8.80	3/29/2015	—	—	—	—
	47,500		—	—	23.00	1/4/2014	—	—	—	—
Michael J. McGinley, Ph.D.	416		19,584	—	7.36	11/20/2023	—	—	—	—
	3,750		11,250	—	8.55	12/18/2022	—	—	—	—
	7,500		7,500	—	6.90	12/11/2021	—	—	—	—
	10,125		3,375	—	4.96	12/30/2020	—	—	—	—
	14,000		—	—	4.50	11/9/2019	—	—	—	—
	5,227		—	—	4.40	11/3/2018	—	—	—	—
	3,000		—	—	14.00	4/17/2018	—	—	—	—
	7,000		—	—	18.30	12/30/2017	—	—	—	—
	6,000	(2)	—	—	17.17	11/16/2016	—	—	—	—
	9,500	(2)	—	—	12.50	12/14/2015	—	—	—	—
	9,500	(2)	—	—	8.80	3/29/2015	—	—	—	—
	5,500	(2)	—	—	23.00	1/4/2014	—	—	—	—
Jason A. Napolitano	416		19,584	—	7.36	11/20/2023	—	—	—	—
	1,145		4,355	—	8.38	2/19/2023	—	—	—	—
	2,500		7,500	—	8.55	12/18/2022	—	—	—	—
	5,000		5,000	—	6.90	12/11/2021	—	—	—	—
	10,125		3,375	—	4.96	12/30/2020	—	—	—	—
	14,000		—	—	4.50	11/9/2019	—	—	—	—
	13,000		—	—	4.40	11/3/2018	—	—	—	—
	11,000		—	—	18.30	12/30/2017	—	—	—	—
	9,000	(2)	—	—	17.17	11/16/2016	—	—	—	—
	26,000		—	—	12.50	12/14/2015	—	—	—	—
	19,500		—	—	8.80	3/29/2015	—	—	—	—
	13,000		—	—	23.00	1/4/2014	—	—	—	—
Rodney A. Lippincott	208		9,792	—	7.36	11/20/2023	—	—	—	—
	1,146		4,354	—	8.35	2/23/2023	—	—	—	—
Steven M. Asakowicz	208		9,792	—	7.36	11/20/2023	—	—	—	—
	1,146		4,354	—	8.35	2/23/2023	—	—	—	—

(1)	Options are subject to earlier termination in certain events related to termination of service.
(2)	Includes outstanding options to purchase an aggregate of 1.0 fractional share resulting from the Company’s December 2010 1-for-10 reverse stock split. The Company intends to issue whole shares only from option exercises.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2013 by the Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Robert B. Grieve, Ph.D.	—	—	—	—
Michael J. McGinley, Ph.D.	4,500	6,345	—	—
Jason A. Napolitano	2,852	4,110	—	—
Rodney A. Lippincott	—	—	—	—
Steven M. Asakowicz	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2013 as determined under the terms of our plans and arrangements as in effect on December 31, 2013. Dr. Grieve signed a new employment contract on March 26, 2014 which replaced the employment contract in place at December 31, 2013. See “Grieve Employment Agreement and Consulting Agreement” above for more detail.

Payments Upon Termination (Without a Change-in-Control). Pursuant to an employment agreement in effect on December 31, 2013 with each of Drs. Grieve and McGinley, and Messrs. Napolitano, Lippincott and Asakowicz, in the event he or she is involuntarily terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. Pursuant to his employment agreement in effect on December 31, 2013, upon termination for good reason or an involuntary termination not for cause, Dr. Grieve is entitled to accelerated vesting of all stock options, an extension of the term of all outstanding stock options and a bonus payment prorated for his service in a given MIP Plan Year.

Payments Upon Change-in-Control. Pursuant to an employment agreement in effect on December 31, 2013 with each of Drs. Grieve and McGinley and Messrs. Napolitano, Lippincott and Asakowicz, in the event he or she is terminated upon a change-in-control he or she is entitled to receive amounts earned during the term of his or her employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. Pursuant to his employment agreement in effect on December 31, 2013, each of Dr. Grieve, Dr. McGinley and Mr. Napolitano are entitled to accelerated vesting of all stock options and Dr. Grieve is entitled to an extension of the term of all outstanding stock options in certain circumstances. Further, pursuant to this employment agreement, upon termination for good reason or an involuntary termination not for cause, Dr. Grieve is entitled to a bonus payment equal to the greater of (i) two times his target bonus or (ii) the highest annual bonus he received in the prior three fiscal years. In addition, as provided in the underlying plan documents, all MIP Participants, including Executive Officers, are entitled to a prorated target MIP Payout upon a change-in-control and Stock Options issued to an employee under both our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated following a change-in-control, as defined.

Payments Upon Death or Disability. In the event of death or disability, under the employment agreement in effect on December 31, 2013, Dr. Grieve is entitled to the same benefits as in the event of termination without a change in control and is also entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. In the event of death or disability, Dr. McGinley and Messrs. Napolitano, Lippincott and Asakowicz are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. In addition, as provided in the underlying plan documents, an MIP Participant who dies, including an Executive Officer, is entitled to a prorated MIP Payout to his or her designated beneficiary, and Stock Options issued to an employee under our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, dies.

Dr. Grieve’s employment agreement in effect on December 31, 2013 requires that he execute and not revoke a separation agreement and release of claims, not compete with Heska for 12 months and not solicit Heska’s employees, consultants, customers or users for 24 months as a condition to severance payments under his employment agreement.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in- Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($)	Death ($)	Disability ($)
Robert B. Grieve, Ph.D. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	475,860 — 14,791 — — 39,608	951,720 475,860 29,583 — — 102,473	475,860 — 14,791 300,000 — 102,473	475,860 — 14,791 — 15,300 102,473
Michael J. McGinley, Ph.D. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	150,053 — 7,396 — — —	300,105 — 14,791 — — 54,887	— — — 300,000 — 54,887	— — — — 8,000 54,887
Jason A. Napolitano Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	135,651 — 7,396 — — —	271,302 — 14,791 — — 51,180	— — — 300,000 — 51,180	— — — — 8,000 51,180
Rodney A. Lippincott Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	87,500 — 6,163 — — —	175,000 — 12,326 — — 14,928	— — — 300,000 — 14,928	— — — — 8,000 14,928
Steven M. Asakowicz Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	87,500 — — — — —	175,000 — — — — 14,928	— — — 300,000 — 14,928	— — — — 8,000 14,928

(1)	Based on 2013 salary and cost information.
(2)	Calculated based on December 31, 2013 closing price of $8.72 per share less strike price of each accelerated stock option with a strike price less than $8.72. Stock Options issued to any employee under both our 1997 Stock Incentive Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated following a change-in-control, as defined.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

G. Irwin Gordon, Chairman

David E. Sveen

Carol A. Wrenn

April 3, 2014

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of non-employee Directors only. No interlocking relationship existed during 2013 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

AUDITOR FEES AND SERVICES

EKS&H was our independent registered public accountant for fiscal 2012 and 2013. The following table sets forth the aggregate fees billed by EKS&H for audit services rendered in connection with the consolidated financial statements and reports in 2012 and 2013, respectively, and for other services rendered during 2012 and 2013 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries. Our Audit Committee has approved all of the below fees.

	EKS&H
	2012	2013
Audit Fees (1)	$243,394	$264,150
Audit Related Fees (2)	16,750	16,750
Tax Fees	76,900	78,400
All Other Fees	—	10,000

Total	$337,044	$369,300

(1)	Audit fees represent fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including consents for historical audit opinions.
(2)	Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

Pre-Approval Policy. Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent registered public accountant. Our Audit Committee also pre-approves all associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit. In February 2009, our Audit Committee approved EKS&H as our primary provider of tax compliance and return preparation services. In February 2014, our Audit Committee approved EKS&H as a primary reviewer and filer of our tax returns.

The following “Report of our Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation’s Board of Directors (the “Board”), whose primary roles are oversight, counseling and direction to Heska Corporation’s management in the best long-term interests of Heska Corporation (“Heska” or the “Company”) and its stockholders. The Audit Committee of the Board (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska’s financial statements.

The Audit Committee operates under a written charter, a copy of which is available on Heska’s website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska’s financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accountant, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska’s independent registered public accountant.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountant, nor can the Audit Committee certify that the independent registered public accountant is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accountant, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, during the year 2013, we met and held discussions with management and EKS&H LLLP (“EKS&H”), Heska’s independent registered public accountant. Management represented to us that Heska’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and EKS&H. In Audit Committee meetings with EKS&H, we discussed matters as required by Statement of Auditing Standards No. 16 as amended (Communication with Audit Committees). Our review included a discussion with management of the quality, not merely the acceptability, of Heska’s accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska’s consolidated financial statements.

We received from EKS&H the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with EKS&H its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accountant, we recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, and be filed with the Securities and Exchange Commission.

Heska was not required to have an audit of its internal control over financial reporting in 2011, 2012 or in 2013 as the Securities and Exchange Commission did not require registrants in Heska’s market value category to do so. We discussed the advisability of obtaining a voluntary audit of internal control over financial reporting with management and EKS&H. Heska decided not to proceed with a voluntary audit and we do not expect that Heska will have an audit of its internal control over financial reporting until required.

Overall audit fees and related expenses increased in 2013 as compared to 2012 as we had additional audit work required related to Heska Imaging US, LLC, an entity in which we acquired a majority interest in 2013 and which is therefore included in our consolidated financial statements. Tax fees increased slightly in 2013 as compared to 2012 as we used less internal resources on tax matters in 2013. As Heska hired a Director, Tax in January 2014, we anticipate we will utilize EKS&H as a tax reviewer and tax filer only going forward, and thus we anticipate spending on EKS&H tax services to decline in 2014 as compared to 2013. The $10,000 listed in “All Other Fees” relates to additional expense we incurred with EKS&H related to our February 2013 acquisition of a majority interest in Heska Imaging US, LLC.

Submitted by the Audit Committee of Heska’s Board of Directors:

William A. Aylesworth, Chairman

Sharon L. Riley

Carol A. Wrenn

April 3, 2014

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. You may contact our proxy solicitor, Morrow, for a copy of the proxy materials. Morrow’s address is 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow at 1-800-607-0088 and brokers and banks may call Morrow at 1-203-658-9400. We undertake to promptly deliver a separate copy of the proxy materials upon receiving your written or oral request.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at our 2014 Annual Meeting. However, if other matters do properly come before our Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason A. Napolitano

Executive Vice President, Chief Financial Officer and Secretary

Heska Corporation

Loveland, Colorado

April 3, 2014

A copy of Heska Corporation’s annual report on Form 10-K for the year ended December 31, 2013 requested in relation with our 2014 Annual Meeting is available without charge upon written request to: Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow at 1-800-607-0088 and brokers and banks may call Morrow at 1-203-658-9400.

Appendix A

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made effective at the Effective Date set forth below between Heska Corporation, a Delaware corporation (“Heska” or the “Company”), and Kevin S. Wilson (“Executive”). Heska and Executive collectively are referred to as the “Parties” and individually as a “Party.”

RECITALS

Executive is currently the President and Chief Operating Officer of Heska. Executive and Heska are parties to an employment agreement dated February 22, 2013 (the “Prior Agreement”).

The Board of Directors of Heska (the “Board”) desires to appoint Executive to become Chief Executive Officer and President of Heska on the terms and conditions set forth below.

Executive and Heska now wish to enter into this Agreement regarding the terms of Executive’s employment, which shall become effective upon execution and delivery of this Agreement (the “Effective Date”) and supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, and agreements contained herein, the legal sufficiency of which is acknowledged by the Parties, and intending to be legally bound, the Parties agree as follows:

TERMS

1. Duties and Scope of Employment.

a. Position and Duties. Executive shall continue to serve as President and Chief Operating Officer until immediately following the filing of Heska’s Form 10-K for the fiscal year ended December 31, 2013 with the Securities and Exchange Commission, after which time Executive will serve as President and Chief Executive Officer of Heska. Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within Heska, as will reasonably be assigned to Executive by the Board.

b. Board Membership. The Board has determined to nominate Executive for election to a 3-year term as a Board member at the Company’s Annual Meeting of Stockholders in 2014 (the “Annual Meeting”). At each meeting of Heska’s stockholders when Executive is up for Board election, Heska will nominate Executive to serve as a member of the Board. Executive’s service as a member of the Board will be subject to any required stockholder approval. If elected, Executive will serve on the Board without any additional compensation.

c. Obligations. During the Term of Agreement (as defined below), Executive will devote all of his business efforts and time (excluding vacation, absence due to illness and similar time off) as well as other such attention, skills, time and business efforts as are necessary to responsibly act as Chief Executive Officer and President of Heska; provided, however, that Executive may continue to perform part-time management activities for Cuattro, LLC, Cuattro

Software, LLC, Cuattro Medical, LLC, and Cuattro Veterinary, LLC; provided, further, that such services do not adversely affect Executive’s obligations to Heska. For the duration of the Term of Agreement, Executive agrees not to actively engage in any other employment, occupation, or consulting activity, for any direct or indirect remuneration, without the prior approval of the Board or the Corporate Governance Committee of the Board; provided, however, that Executive may, without the approval of the Board or the Corporate Governance Committee of the Board, serve in any capacity with any civic, educational, or charitable organization, provided, that such services do not interfere with Executive’s obligations to Heska.

2. Term of Agreement.

a. The period of Executive’s employment under this Agreement is referred to herein as the “Term of Agreement.” Subject to the provisions for earlier termination of employment in Section 6 below, this Agreement will have a term of forty-eight (48) months commencing on the Effective Date; provided, however, that either Heska or Executive may terminate Executive’s employment immediately at any time subject to the provisions in Section 6 below.

b. Executive may be entitled to severance benefits pursuant to Section 6 below, depending upon the circumstances of Executive’s termination of employment. Executive will not be entitled to severance benefits if this Agreement expires after the forty-eight-month term contemplated in Section 2(a) above, regardless of the reason. Upon the termination of Executive’s employment for any reason, Executive will be entitled to payment of all accrued but unpaid compensation, expense reimbursements, and other benefits due to Executive through Executive’s termination date under any Heska-provided or paid plans, policies, and arrangements. Executive agrees to resign from all positions that Executive holds with Heska, including, without limitation, his position as a member of the Board, excluding any position(s) in Heska Imaging US, LLC to which Executive is otherwise entitled pursuant to the Operating Agreement of Heska Imaging US, LLC, immediately following the termination of Executive’s employment if the Board so requests.

3. Compensation.

a. Base Salary. During the Term of Agreement, Heska will pay Executive an annual salary of $275,000 as compensation for Executive’s services (the “Base Salary”). The Base Salary will be paid periodically in accordance with Heska’s normal payroll practices and will be subject to the usual, required withholdings and deductions. Except as set forth in Section 3(d)(ii), if applicable, Executive’s Base Salary shall not be subject to change during the Term of Agreement; provided, however, that the Compensation Committee of the Board (the “Committee”) will have the authority, but not an obligation, to consider Base Salary increases for Executive in special circumstances.

b. Annual Bonus.

i. From January 1, 2014 through the Effective Date, pursuant to the Prior Agreement, Executive participated in the Management Incentive Plan (the “Bonus Plan”) established by the Committee (as defined herein), at a target percentage that was 35% of Executive’s Base Salary then in effect (the “Target Bonus”). The actual bonus paid may be higher or lower than the Target Bonus for over or under-achievement of Executive’s performance goals, as determined by the Committee in its sole discretion. Executive’s eligibility for such bonus through the Effective Date will not be superseded by this Agreement and such bonus, if any, will accrue through the Effective Date and become payable in accordance with the Committee’s standard practices for paying executive incentive compensation, provided, however, that any bonus payable under this Section 3(b)(i) will be payable within two-and-one-half (2-1/2) months after the end of the taxable year to which it relates or such longer period as may be permitted by Treasury regulations in order to avoid application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to such bonus. Any bonus paid pursuant to this Section will be subject to applicable withholdings and deductions.

ii. Except as set forth in Section 3(d)(iii), if applicable, Executive shall not be eligible to participate in the Bonus Plan with respect to periods after the Effective Date.

c. Equity Grants.

i. Except as set forth in Section 3(d)(iii), if applicable, during the Term of Agreement, Executive will not be eligible to receive periodic equity grants normally made to executives of the Company in the discretion of the Committee from time to time; provided, however, that the Committee will have the authority, but not an obligation, to consider equity grants to Executive in special circumstances.

ii. In lieu of such participation in the Bonus Plan and normal equity programs of the Company:

A. Initial Grant. On the Effective Date, Heska shall grant to Executive 110,000 shares of Heska Common Stock (the “Initial Grant”), which shall be issued as shares of Restricted Stock (“Shares”) in accordance with the Company’s 1997 Stock Incentive Plan, as amended, (the “Plan”) and pursuant to the terms and conditions of the form of Award Agreement attached hereto as Exhibit A (the “Award Agreement”) which shall provide that such shares (the “Time-Vesting Shares”) will vest, subject to the terms and conditions of the Award Agreement, as follows: (i) 27,500 Shares shall vest on the six-month anniversary of the Effective Date; and (ii) 27,500 additional Shares shall vest on each succeeding one year anniversary of the Effective Date (each such date, a “Time-Vesting Date”), until the Initial Grant is fully vested.

B. Conditional Grant. At the Annual Meeting, Heska shall propose for approval by its stockholders an additional 130,000 shares of Heska Common Stock to be authorized for issuance under the Plan (the “Share Increase Proposal”). If the Share Increase Proposal is approved by the stockholders at the Annual Meeting, Heska shall grant to Executive, promptly after the Annual Meeting, 130,000 Shares, which shall be issued as shares of Restricted Stock in accordance with the Plan and pursuant to the terms and conditions of the Award Agreement (the “Conditional Grant”), which shall provide that said Shares will vest, as follows:

(1) Market Price Vesting. Subject to the terms and conditions of the Award Agreement, 13,000 shares shall vest on each date that the 90-Day Price first equals or exceeds each of the following thresholds (the “Market-Vesting Thresholds”): (i) $12.60, (ii) $16.38, (iii) $21.24, (iv) $26.55 and (v) $31.95 (collectively, the “Market-Vesting Shares”). For purposes of this Agreement, the “90-Day Price” shall mean, with respect to any date, the average of the closing prices per share of the Company’s Common Stock for the 90 trading days ending on such date (inclusive) on the NASDAQ Stock Market, or if the Shares are not traded on the NASDAQ Stock Market, the average of the high bid and low asked prices on such trading days quoted on the NASDAQ OTC Bulletin Board or by the National Quotation Bureau, Inc., or a comparable service as determined in the discretion of the Committee. In the event of a stock split, stock dividend or reverse stock split affecting the Common Stock, the Committee shall adjust the Market-Vesting Thresholds to appropriately reflect such event. Each Market-Vesting Threshold is a distinct vesting trigger and multiple Market-Vesting Threshold events may be achieved simultaneously; for the avoidance of doubt and by way of illustration, if the 90-Day Price equals or exceeds $16.38, then 26,000 shares would vest.

(2) EBITDA Vesting. Subject to the terms and conditions of the Award Agreement, 13,000 shares shall vest on each Reporting Date that the Company’s Adjusted EBITDA for the preceding fiscal year first equals or exceeds each of the following thresholds (the “EBITDA-Vesting Thresholds”): (i) $2,460,000, (ii) $3,200,000, (iii) $4,150,000, (iv) $5,180,000 and (v) $6,240,000 (collectively, the “EBITDA-Vesting Shares”). Each EBITDA-Vesting Threshold is a distinct vesting trigger and multiple EBIDTA-Vesting Threshold events may be achieved simultaneously; for the avoidance of doubt and by way of illustration, if on Reporting Date for Fiscal Year 2014 the Adjusted EBITDA is $3,400,000, then 26,000 shares would vest. For purposes of this Agreement, “Reporting Date” means the date in each fiscal year that the Company’s independent public accountants issue their audit report on the Company’s financial statements for the preceding fiscal year (each, an “Audit Report”). For purposes of this Agreement, “Adjusted EBITDA” means for any fiscal year, the following, determined on a consolidated basis in accordance with generally-accepted accounting principles for the Company and its subsidiaries, based on the Audit Report for such year: (x) consolidated net income plus (y) the sum of the following, without duplication, to the extent deducted in determining such consolidated net income: (1) income and franchise tax expense, (2) interest and other expense (net), (3) amortization and depreciation and (4) compensation expense paid to the Company’s Executive Chair, if any.

(3) Financial Statement Restatement. Notwithstanding any provision of this Agreement to the contrary, the Conditional Grant shall be subject to the terms and conditions of this Section 3(c)(ii)(B)(3) in the event that the Company issues a restatement of its audited financial statements (a “Restatement”) after any portion of the Conditional Grant has vested. If (i) any portion of the Conditional Grant vests based on achievement of an EBITDA-Vesting Threshold and within 4 years thereafter the Company subsequently issues a Restatement affecting Adjusted EBITDA for the corresponding fiscal year such that the EBITDA-Vesting Threshold would not have been met, then such portion of the Conditional Grant shall be deemed not to have vested, and (ii) if any portion of the Conditional Grant vests based on achievement of a Market-Vesting Threshold, and within 2 years thereafter the Company issues a Restatement affecting Adjusted EBITDA for the corresponding fiscal year such that the Adjusted EBITDA set forth in the Restatement is less than the Adjusted EBITDA target corresponding to such Market-Vesting Threshold as set forth on Exhibit B attached hereto, then such portion of the Conditional Grant shall be deemed not to have vested. If any portion of the Conditional Grant is deemed not to have vested pursuant to the foregoing sentence (an “Unearned Grant”), then Executive shall either (x) promptly return the Shares comprising the Unearned Grant to the Company or (y) if Executive has sold such Shares, pay to the Company within one (1) year from the date of the corresponding Restatement an amount equal to the proceeds Executive received from any sale of such Shares not returned by Executive pursuant to the foregoing clause (x). In addition to the foregoing, Executive’s compensation and equity awards shall remain subject to any applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) or regulation in effect from time to time.

d. Non-Approval of Share Increase Proposal at Annual Meeting. If the Heska stockholders do not approve the Share Increase Proposal at the Annual Meeting, the following provisions shall apply:

i. Heska shall have no obligation to make the Conditional Grant to Executive and Section 3(c)(ii)(B) shall be of no force or effect;

ii. Executive’s employment shall continue on the terms and conditions of this Agreement, which shall continue in full force and effect according to its terms, except that Executive’s Base Salary shall be $400,000, to be paid periodically in accordance with Heska’s normal payroll practices, subject to the usual, required withholdings and deductions. Executive’s salary will be subject to review, and adjustments will be made at the sole discretion of the Committee and based upon Heska’s standard practices;

iii. Executive shall participate in the Bonus Plan, or such other bonus programs as established by the Committee, at a target percentage that is no less than 50% of Executive’s Base Salary then in effect (hereinafter, the “Target Bonus”). The actual bonus paid may be higher or lower than the Target Bonus for over or under-achievement of Executive’s performance goals, as determined by the Committee in its sole discretion. Bonuses, if any, will accrue and become payable in accordance with the Committee’s standard practices for paying executive incentive compensation, provided, however, that any bonus payable under this Section (3)(d)(iii) will be payable within two-and-one-half (2-1/2) months after the end of the taxable year to which it relates or such longer period as may be permitted by Treasury regulations in order to avoid application of Section 409A of the Code to such bonus. Any bonus paid pursuant to this Section will be subject to applicable withholdings and deductions. Further, Executive shall participate in the normal equity programs of the Company and any other benefits offered to senior executives of Heska, including any Company sponsored 401(k) or retirement plan, in accordance with (and subject to the legal limitations on) benefit plans, policies, and arrangements that may exist from time to time; and

iv. The Initial Grant shall remain outstanding subject to vesting according to its terms.

4. Expenses. In addition to the foregoing, Heska will reimburse Executive for Executive’s reasonable out-of-pocket travel, entertainment, and other expenses, in accordance with Heska’s expense reimbursement policies and practices in effect at the time of the reimbursement request. Executive shall submit such requests not later than forty-five (45) days after incurring such expenses.

5. Employee Benefits. Except as set forth in Section 3(d)(iii), if applicable, during the Term of Agreement, Executive will not be eligible to participate in the Bonus Plan and normal equity programs of the Company; provided, that Executive will be eligible to participate in other benefits offered to other senior executives of Heska, including any Company sponsored 401(k) or retirement plan, in accordance with (and subject to the legal limitations on) benefit plans, policies, and arrangements that may exist from time to time.

6. Termination and Severance.

a. Termination without Cause or for Good Reason other than In Connection with a Change of Control. If, at any time, Executive’s employment is terminated by Heska without Cause (as defined below), by Executive for Good Reason (as defined below), or due to Executive’s death or Disability (as defined below), and the termination is not In Connection with a Change of Control (as defined below), Executive will receive the following, subject to conditions and limitations set forth in Section 7:

i. A payment of an amount equal to six (6) months of Executive’s Base Salary, payable in accordance with Heska’s standard payroll practices over the shorter of the following periods (A) in equal installments over the period beginning on the date of such termination and ending on the six-month anniversary thereof, or (B) in equal installments on a monthly basis corresponding to the amount Executive would normally receive as salary each month if Executive were still employed with Heska, with a lump sum of any remaining balance of the amount specified above on March 15 of the year following the year of termination.

ii. Provided that Executive timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Heska shall pay the COBRA premium for coverage for Executive and Executive’s eligible dependents under Heska’s Benefit Plans (as defined below) for six (6) months, or if earlier, until Executive becomes employed by another employer and eligible for coverage under such other employer’s welfare benefit plans (e.g., payments for medical COBRA premiums will cease when Executive becomes eligible for another employer’s medical plan). For the balance of the period during which Executive and Executive’s eligible dependents are entitled to coverage under COBRA, Executive shall be entitled to maintain coverage for Executive and Executive’s eligible dependents at Executive’s sole expense. Executive shall notify Heska immediately upon Executive’s acceptance of employment with another employer.

iii. Subject to Section 3(d)(i), if applicable, if, within one hundred eighty (180) days after any such termination without Cause by Heska, (A) the Company achieves one or more Market-Vesting Thresholds or (B) a Reporting Date occurs on which the Company achieves one or more EBITDA-Vesting Thresholds, then any Shares that would otherwise have then vested if such termination had not occurred shall be deemed to vest.

b. Termination without Cause or for Good Reason In Connection with a Change of Control. If, at any time, Executive’s employment is terminated by Heska without Cause or by Executive for Good Reason, and the termination is In Connection with a Change of Control (as defined below), then, subject to the limitations set forth in this Section 7, Executive will receive:

i. A payment of an amount equal to twelve (12) months of Executive’s Base Salary, payable in equal installments in accordance with the standard payroll schedule over the shorter of the following periods (A) the period beginning on the date of such termination and ending on the one-year anniversary thereof, or (B) the period beginning on the date of such termination and ending on March 15 of the year following the year of termination.

ii. Provided that Executive timely elects continuation coverage under COBRA, Heska shall pay the COBRA premium for coverage for Executive and Executive’s eligible dependents under Heska’s Benefit Plans (as defined below) for twelve (12) months, or if earlier, until Executive becomes employed by another employer and eligible for coverage under such other employer’s welfare benefit plans (e.g., payments for medical COBRA premiums will cease when Executive becomes eligible for another employer’s medical plan). For the balance of the period during which Executive and Executive’s eligible dependents are entitled to coverage under COBRA, Executive shall be entitled to maintain coverage for Executive and Executive’s eligible dependents at Executive’s sole expense. Executive shall notify Heska immediately upon Executive’s acceptance of employment with another employer.

iii. Accelerated vesting of Shares as follows:

A. A portion of any Time-Vesting Shares that would otherwise have vested on the first Time-Vesting Date following such termination if such termination had not occurred shall vest as follows: 27,500 Shares, multiplied by a fraction, the numerator of which is the number of days elapsed prior to such termination in the vesting period ending on such Time-Vesting Date, and the denominator of which is the total number of days in such vesting period.

B. Subject to Section 3(d)(i), if applicable, Market-Vesting Shares that would otherwise vest if the 90-Day Price were to equal the Change of Control Price shall be deemed to vest. For purposes of this Agreement, the “Change of Control Price” means the net price per share of Heska Common Stock, determined by the Committee in good faith, based on the fair market value of the total consideration received by Heska and its stockholders in connection with the transaction resulting in the Change of Control, net of fees, expenses and commissions incurred by Heska in connection with such transaction and any compensation or other payments made by Heska or its successor to Heska employees as a result of such Change of Control.

C. Subject to Section 3(d)(i), if applicable, EBITDA-Vesting Shares that would otherwise vest if the Adjusted EBITDA calculated pursuant to this Section 6(b)(iii)(C) were the Adjusted EBITDA on a Reporting Date shall be deemed to vest. For purposes of this Section 6(b)(iii)(C), the Adjusted EBITDA shall be calculated in good faith by the Committee for the twelve-month period ending on the last day of the month immediately preceding the Change of Control, shall not be audited, and shall be adjusted to take into account normal, recurring year end adjustments.

c. Termination without Good Reason; Termination for Cause. If, at any time, Executive’s employment with Heska terminates voluntarily by Executive without Good Reason or is terminated for Cause by Heska, then (i) all further vesting of Executive’s outstanding equity awards will terminate immediately, (ii) all payments of compensation by Heska to Executive hereunder will terminate immediately (except as to amounts already earned), but Executive will be paid all accrued but unpaid expense reimbursements, and other benefits due to Executive through Executive’s termination date under any Company-provided or paid plans, policies, and arrangements, and (iii) Executive will not be entitled to any severance.

d. Excise Tax. In the event that any benefits payable to Executive pursuant to Section 6 of this Agreement (“Termination Benefits”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 6(d), would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then Executive’s Termination

Benefits hereunder shall be either (A) provided to Executive in full, or (B) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local, and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless Heska and Executive otherwise agree in writing, any determination required under this Section 6(d) shall be made in writing in good faith by Heska’s independent accountants. In the event of a reduction of benefits hereunder, Executive shall be given the choice of which benefits to reduce. If Executive does not provide written identification to Heska of which benefits Executive chooses to reduce within ten (10) days after written notice of the accountants’ determination, and Executive has not disputed the accountants’ determination, then Heska shall select the benefits to be reduced. For purposes of making the calculations required by this Section 6(d), the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. Heska and Executive shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 6(d). Heska shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this Section 6(d).

7. Conditions to Receipt of Severance; Covenants; No Duty to Mitigate.

a. Separation Agreement and Release of Claims. The receipt of any severance pursuant to Section 6 will be subject to Executive signing and not revoking a confidential separation agreement and release of claims in a form reasonably acceptable to Heska. Such agreement will provide (among other things) that Executive will not disparage Heska, its affiliates, parents, subsidiaries, directors, executive officers, employees, agents, or representatives. No severance will be paid or provided until the confidential separation agreement and release agreement becomes effective. No severance will be paid or provided if the Executive’s confidential separation agreement and release agreement is not signed and irrevocable within forty-five (45) days after the Executive’s termination date. If Executive’s date of termination and the last day of any applicable statutory revocation period could fall in two separate taxable years, regardless of when Executive actually executes and delivers the release, payments will not commence until the later taxable year.

b. Non-Competition. Executive agrees not to engage in Competition (as defined below) during the Term of Agreement and for twelve (12) months following the termination or expiration date. The geographic scope of this Section 7(b) is the United States of America. If Executive engages in Competition within such period and within such geographic scope, all continuing payments and benefits to which Executive otherwise may be entitled pursuant to Section 6 will cease immediately.

c. Non-Solicitation. Executive agrees that, during the Term of Agreement and for twenty-four (24) months following the termination or expiration date, Executive, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer, or otherwise, (i) will not solicit, induce, or influence any person to modify his or her employment or consulting relationship with Heska (the “No-Inducement”), and (ii) will not intentionally divert business away from Heska by soliciting business from any of Heska’s customers and users who would otherwise have placed the solicited order with Heska

(the “No Solicit”). The geographic scope of this Section 7(c) is the United States of America. If Executive breaches the No-Inducement or No Solicit within such period and within such geographic scope, all continuing payments and benefits to which Executive otherwise may be entitled pursuant to Section 6 will cease immediately.

d. Remedies. In the event of Executive’s breach of Sections 7(b) or 7(c), Heska shall have any and all remedies available to it in law or in equity, including without limitation the right to seek recovery of any amounts paid or Shares granted under Section 6 of this Agreement and injunctive relief, specific performance, or any other equitable relief to prevent a breach and to secure the enforcement of this Section. Injunctive relief may be granted immediately upon the commencement of any such action, and Heska need not post a bond to obtain temporary or permanent injunctive relief.

e. No Duty to Mitigate. Executive is under no duty or requirement to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

8. Definitions.

a. Benefit Plans. For purposes of this Agreement, “Benefit Plans” means plans, policies, or arrangements that Heska sponsors (or participates in) and that immediately prior to Executive’s termination of employment provide Executive and Executive’s eligible dependents with medical, dental, or vision benefits. Benefit Plans do not include any other type of benefit (including, but not limited to, financial counseling, disability, life insurance, or retirement benefits). A requirement that Heska provide Executive and Executive’s eligible dependents with coverage under the Benefit Plans will not be satisfied unless the coverage is no less favorable than that provided to Executive and Executive’s eligible dependents immediately prior to Executive’s termination of employment.

b. Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following: (i) conviction of, or entry of a plea of nolo contendere to, any felony crime (including one involving moral turpitude), or any crime which reflects so negatively on Heska to be detrimental to Heska’s image or interests, or any act of fraud or dishonesty that has such negative reflection upon Heska; (ii) the repeated commitment of insubordination or refusal to comply with any reasonable request of the Board related to the scope or performance of Executive’s duties; (iii) possession of any illegal drug on Heska premises or being under the influence of illegal drugs or abusing prescription drugs or alcohol while on Heska business, attending Heska-sponsored functions, or on Heska premises; (iv) the gross misconduct or gross negligence in the performance of Executive’s responsibilities which, based upon good faith and reasonable factual investigation of the Board, demonstrates Executive’s unfitness to serve; (v) material breach of Executive’s obligations under this Agreement; or (vi) material breach of any fiduciary duty of Executive to Heska, which results in material damage to Heska or its business; provided, however, that if any occurrence under subsections (ii), (iv), (v), and (vi) may be cured, Heska will provide notice to Executive describing the nature of such event and Executive will thereafter have thirty (30) days to cure such event, and if such event is cured with that 30-day period, then grounds will no longer exist for terminating Executive’s employment for Cause.

c. Change of Control. For purposes of this Agreement, “Change of Control” means (i) a sale of all or substantially all of Heska’s assets, (ii) any merger, consolidation, or other business combination transaction of Heska with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Heska outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Heska (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of Heska, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of Heska.

d. Competition. For purposes of this Agreement, Executive will be deemed to have engaged in “Competition” if Executive, without the written consent of the Board or an authorized officer of any successor company to Heska, directly or indirectly (1) provides services or assistance in any form to any individual, entity, or company providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market in the United States (a “Restricted Company”), whether such services or assistance is provided as an employee, consultant, agent, corporate officer, director, or otherwise or (2) participates in the financing, operation, management, or control of, a Restricted Company. A Restricted Company includes, Abaxis, Inc., IDEXX Laboratories, Inc., scil animal health company GmbH, VCA Antech, Inc., Sound Technologies, Inc. (currently a wholly owned subsidiary of VCA Antech, Inc.), and the Synbiotics subsidiary of Zoetis (excluding the other operations of Zoetis), or any successor thereto. Notwithstanding the foregoing, nothing contained in this Section 8(d) or in Section 7(b) above shall prohibit Executive from being employed or engaged following the Term of Agreement in a corporate function or senior management position (and holding commensurate equity interests) in a division of a Restricted Company, so long as such division is not in any way engaged in providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market in the United States and Executive does not directly or indirectly provide services or assistance to any division that does provide veterinary products for the companion animal health industry or imaging products or services for the veterinary market in the United States.

e. Disability. For purposes of this Agreement, “Disability” shall mean that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, the Executive either (i) is unable to perform the business and professional services in the performance of Executive’s duties, consistent with Executive’s position within Heska, as prior reasonably assigned to Executive by the Board, or (ii) is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Heska employees.

f. Good Reason.

i. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without Executive’s express written consent:

A. Executive’s authority with Heska is, or Executive’s duties or responsibilities as President and Chief Executive Officer are, materially diminished relative to Executive’s authority, duties, and responsibilities as in effect immediately prior to such change;

B. a material diminution in Executive’s Base Salary as in effect immediately prior to such diminution; provided, that an across-the-board reduction in the base compensation and benefits of all other executive officers of Heska by the same percentage amount (or under the same terms and conditions) as part of a general base compensation reduction and/or benefit reduction shall not constitute such a qualifying material diminution;

C. a material change in the geographic location of Executive’s principal place of employment such that the new location results in a commute for Executive that is both (A) longer than Executive’s commute prior to the relocation and (B) greater than fifty (50) road miles each way from Executive’s home in the Beaver Creek, Colorado area;

D. any material breach by Heska of any provision of this Agreement; and

E. any acquiring company fails to assume or be bound by the terms of this Agreement In Connection with a Change of Control.

ii. The aforementioned occurrences shall not be deemed Good Reason unless Executive gives Heska written notice of the existence of the condition which Executive believes constitutes Good Reason (which notice must be given within ninety (90) days of the initial existence of the condition) and such condition remains uncured for a period of thirty (30) days after the date of such notice. An event of Good Reason shall occur automatically at the expiration of such 30-day period if the relevant condition remains uncured at such time.

iii. Failure of the Heska stockholders to approve the Share Increase Proposal at the Annual Meeting shall not be deemed a breach of this Agreement by Heska and shall not constitute Good Reason.

g. In Connection with a Change of Control. For purposes of this Agreement, a termination of Executive’s employment with Heska is “In Connection with a Change of Control” if Executive’s employment is terminated without Cause or for Good Reason during the period beginning three (3) months prior to a Change of Control and ending eighteen (18) months following a Change of Control.

9. Confidential Information. Executive acknowledges that Executive has executed Heska’s standard employee Confidential Information and Invention Agreement (the “Confidentiality Agreement”). During the Term of Agreement, Executive agrees, if requested by Heska, to execute any updated versions of Heska’s form of employee confidential information agreement as may be required of substantially all of Heska’s executive officers.

10. Executive’s Representations and Warranties. Executive represents and warrants that Executive is not a party to any other employment, non-competition, or other agreement or restriction which could interfere with the Executive’s employment with Heska or Executive’s or Heska’s rights and obligations hereunder and that Executive’s acceptance of employment with Heska and the performance of Executive’s duties hereunder will not breach the provisions of any contract, agreement, or understanding to which the Executive is party or any duty owed by the Executive to any other person.

11. Notices. All notices, requests, demands, and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being delivered through a nationally recognized overnight courier service, or (c) five (5) business days after the date of mailing if sent certified or registered mail. Notice to Heska shall be sent to its principal place of business with a copy provided by facsimile to the Chair of the Committee, and notice to Executive will be delivered personally or sent to Executive’s last known address provided to Heska.

12. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Executive upon Executive’s death and (b) any Successor of Heska. Any such Successor (as defined below) of Heska will be deemed substituted for Heska under the terms of this Agreement for all purposes. For purposes of this Section, “Successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of Heska. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void.

13. Integration. This Agreement, together with the Confidentiality Agreement, Heska’s stock plans, and Executive’s restricted stock agreements, represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including the Prior Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing that specifically references this Section and is signed by duly authorized representatives of the Parties hereto.

14. Interpretation. Section titles and headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by and participation of all Parties. Accordingly, the Parties agree that rules relating to the interpretation of contracts against the drafter of any particular clause shall not apply in the case of this Agreement.

15. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

16. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. The parties agree that an arbitrator or court of competent jurisdiction shall reform any invalid, illegal, or unenforceable provisions to ensure such provisions are effective and valid under applicable law.

17. Tax Matters.

a. Except as provided in Section 6(d) above, Executive agrees that Executive is responsible for any applicable taxes of any nature (including any penalties or interest that may apply to such taxes) that are reasonably determined to apply to any payment made to Executive hereunder (or any arrangement contemplated hereunder), that Executive’s receipt of any benefit hereunder is conditioned on Executive’s satisfaction of any applicable withholding or similar obligations that apply to such benefit, and that any cash payment owed to Executive hereunder will be reduced to satisfy any such withholding or similar obligations that may apply thereto.

b. Executive acknowledges that no representative or agent of Heska has provided Executive with any tax advice of any nature, and Executive has consulted with Executive’s own legal, tax, and financial advisor(s) as to tax and related matters concerning the compensation to be received under this Agreement.

c. Executive acknowledges that under Section 83 of the Code, as the shares of Restricted Stock granted under this Agreement (the “Shares”) vest, the fair value of such Shares will be reportable as ordinary income at that time. Executive further understands that instead of being taxed when and as the Shares vest, Executive may elect to be taxed as of the date the Shares are granted to Executive, with respect to the fair value of all Shares on such date. Such election may only be made under Section 83(b) of the Code within thirty (30) days after such date of grant. Executive acknowledges that failure to make this filing within the (30) day period will result in the recognition of ordinary income as the Shares vest. EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON EXECUTIVE’S BEHALF. EXECUTIVE IS RELYING SOLELY ON HIS OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

18. Section 409A.

a. This Agreement is intended to comply with Section 409A of the Code, as amended (“Section 409A”) and shall be construed accordingly. It is the intention of the Parties that payments or benefits payable under this Agreement not be subject to the additional tax or interest imposed pursuant to Section 409A. To the extent such potential payments or benefits are or could become subject to Section 409A, the Parties shall cooperate to amend this Agreement with the goal of giving Executive the economic benefits described herein in a manner that does not result in such tax or interest being imposed; provided, however, that no such amendment shall materially increase the cost to, or impose any liability on Heska with respect to any benefits contemplated or provided hereunder. Executive shall, at the request of Heska, take any reasonable action (or refrain from taking any action), required to comply with any correction procedure promulgated pursuant to Section 409A.

b. If a payment that could be made under this Agreement would be subject to additional taxes and interest under Section 409A, Heska in its sole discretion may accelerate some or all of a payment otherwise payable under the Agreement to the time at which such amount is includible in the income of Executive, provided that such acceleration shall only be permitted to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(vii) and the amount of such acceleration does not exceed the amount permitted under Treasury Regulation § 1.409A-3(j)(vii).

c. No payment to be made under this Agreement shall be made at a time earlier than that provided for in this Agreement unless such payment is (i) an acceleration of payment permitted to be made under Treasury Regulation § 1.409A-3(j)(4) or (ii) a payment that would otherwise not be subject to additional taxes and interest under Section 409A.

d. The right to each payment described in this Agreement shall be treated as a right to a series of separate payments and a separately identifiable payment for purposes of Section 409A.

e. For purposes of Section 6 of this Agreement, “termination” (or any similar term) when used in reference to Executive’s employment shall mean “separation from service” with Heska within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder, and Executive shall be considered to have terminated employment with Heska when, and only when, Executive incurs a “separation from service” with Heska within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder.

f. If Executive qualifies as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and would receive any payment sooner than six (6) months after Executive’s separation from service that, absent the application of this Section 18(f), would be subject to additional tax imposed pursuant to Section 409A as a result of such status as a specified employee, then such payment shall instead be payable on the date that is the earliest of (i) six (6) months after Executive’s separation from service, (ii) Executive’s death, or (iii) such other date as will not result in such payment being subject to such additional tax.

19. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without regard to conflict of law principles. The Parties hereto each waive their respective rights to a jury trial of any and all such claims and causes of action.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

21. Arbitration; Attorney’s Fees. Subject to Section 7(d) above, if any dispute arises under this Agreement or by reason of any asserted breach of it, or from the Parties’ employment relationship or any other relationship, either Party may elect to have the dispute resolved through arbitration. The arbitration shall be binding and conducted pursuant to the rules of the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and the arbitrator shall allocate the fees and expenses of such arbitration. Regardless of whether the dispute is resolved through arbitration or litigation, the prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or attempting to enforce any of the terms, covenants and conditions, including costs incurred prior to commencement of arbitration or legal action, and all costs and expenses, including reasonable attorneys’ fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions. For purposes of this section, “prevailing Party” includes, without limitation, a Party who agrees to dismiss a suit or proceeding upon the other’s payment or performance of substantially the relief sought.

22. Survival. Notwithstanding any provision of this Agreement to the contrary, Sections 3(c)(ii)(B)(3) and 6 through 22 shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, Heska has caused this Employment Agreement to be duly executed by a representative thereunto duly authorized, and Executive has hereunto set Executive’s hand, all as of the day and year first above written.

HESKA CORPORATION

/s/ William A. Aylesworth,
William A. Aylesworth, Lead Director
Acting with Authority of the Board in its Entirety
Date: March 26, 2014

EXECUTIVE:

/s/ Kevin S. Wilson
Kevin S. Wilson
Date: March 26, 2014

EXHIBIT A

Form of Restricted Stock Agreement

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made as of the                      day of                     , 2014 (the “Grant Date”) by and between Heska Corporation (the “Company”), and Kevin S. Wilson (the “Executive”), in connection with the execution of an Employment Agreement dated on or about the same date between the Company and Executive (the “Employment Agreement”).

In consideration of the mutual covenants and representations herein set forth, the Company and Executive agree as follows:

SECTION 1. GRANT OF STOCK.

1.1 Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

1.2 Grant of Stock. The Company hereby grants to Executive an aggregate of 110,000 shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.

SECTION 2. UNVESTED SHARES SUBJECT TO FORFEITURE.

2.1 Shares Subject to Forfeiture. The Shares are subject to time-based vesting requirements.

a. The Shares will vest as follows: (a) 27,500 Shares will vest on the six-month anniversary of the Grant Date; and (b) 27,500 additional Shares will vest on each succeeding anniversary of the Grant Date, up to and including the third anniversary of the grant date.

b. In the event that Executive’s employment with the Company is terminated prior to vesting, Executive will forfeit all right to Shares that have not yet vested.

c. Notwithstanding the previous paragraph (b), if Executive is terminated by the Company without Cause or voluntarily with Good Reason, and such termination is In Connection with a Change of Control, a portion of any Shares that would otherwise have vested on the vesting date next following such termination if such termination had not occurred will vest as follows: 27,500 Shares, multiplied by a fraction, the numerator of which is the number of days elapsed prior to such termination in the vesting period ending on such vesting date, and the denominator of which is the total number of days in such vesting period.

d. For purposes of this Agreement, the following definitions will apply:

i. “Cause” means mean the occurrence of one or more of the following: (i) conviction of, or entry of a plea of nolo contendere to, any felony crime (including one involving moral turpitude), or any crime which reflects so negatively on the Company to be detrimental to the Company’s image or interests, or any act of fraud or dishonesty that has such negative reflection upon the Company; (ii) the repeated commitment of insubordination or refusal to comply with any reasonable request of the Board related to the scope or performance of Executive’s duties; (iii) possession of any illegal drug on Company premises or being under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business, attending Company-sponsored functions, or on the Company premises; (iv) the gross misconduct or gross negligence in the performance of Executive’s responsibilities which, based upon good faith and reasonable factual investigation of the Board, demonstrates Executive’s unfitness to serve; (v) material breach of Executive’s obligations under this Agreement; or (vi) material breach of any fiduciary duty of Executive to the Company, which results in material damage to the Company or its business; provided, however, that if any occurrence under subsections (ii), (iv), (v), and (vi) may be cured, the Company will provide notice to Executive describing the nature of such event and Executive will thereafter have thirty (30) days to cure such event, and if such event is cured with that 30-day period, then grounds will no longer exist for terminating Executive’s employment for Cause.

ii. “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

iii. “Good Reason” means the occurrence of any of the following without Executive’s express written consent:

(1) Executive’s authority with the Company is, or Executive’s duties or responsibilities as Chief Executive Officer and President are, materially diminished relative to Executive’s authority, duties, and responsibilities as in effect immediately prior to such change;

(2) a material diminution in Executive’s Base Salary as in effect immediately prior to such diminution; provided, that an across-the-board reduction in the base compensation and benefits of all other executive officers of the Company by the same percentage amount (or under the same terms and conditions) as part of a general base compensation reduction and/or benefit reduction shall not constitute such a qualifying material diminution;

(3) a material change in the geographic location of Executive’s principal place of employment such that the new location results in a commute for Executive that is both (A) longer than Executive’s commute prior to the relocation and (B) greater than fifty (50) road miles each way from Executive’s home in the Beaver Creek, Colorado area;

(4) any material breach by the Company of any provision of the Employment Agreement; and

(5) any acquiring company fails to assume or be bound by the terms of the Employment Agreement In Connection with a Change of Control.

The aforementioned occurrences shall not be deemed Good Reason unless Executive gives the Company written notice of the existence of the condition which Executive believes constitutes Good Reason (which notice must be given within ninety (90) days of the initial existence of the condition) and such condition remains uncured for a period of thirty (30) days after the date of such notice. An event of Good Reason shall occur automatically at the expiration of such 30-day period if the relevant condition remains uncured at such time.

Failure of the Company’s stockholders to approve the issuance of the stock described as the “Conditional Grant” in the Employment Agreement shall not be deemed to constitute termination for Good Reason.

iv. “In Connection with a Change of Control” means that Executive’s employment is terminated without Cause or for Good Reason during the period beginning three months prior to a Change of Control and ending eighteen months following a Change of Control.

2.2 Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

SECTION 3. STOCKHOLDER RIGHTS

3.1 Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Executive. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Executive, but such certificates shall remain in the custody of the Company. Executive shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.

3.2 Exercise of Stockholder Rights. Executive shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

3.3 Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECTION 4. RESPONSIBILITY FOR TAXES.

4.1 Section 83(b) Election. Executive may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Executive shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

4.2 Withholding. In accordance with Section 12 of the Plan, Executive agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign law. The Company in its discretion may permit Executive to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of the Shares that otherwise would be issued to him on vesting.

SECTION 5. MISCELLANEOUS.

5.1 Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Executive to remain in the service of the Company in any capacity, or of the Company to continue Executive’s service in any capacity.

5.2 Effect on Employee Benefits. Executive agrees that the Award will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

5.3 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.4 Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents to be wholly performed within the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HESKA CORPORATION
EXECUTIVE	a Delaware corporation

By:
Title:
Address

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I,             , hereby sell, assign and transfer unto                      (            ) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No.          herewith and do hereby irrevocably constitute and appoint                          to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated:                     , 20     .

Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated                          , 2014.

Instruction: Please do not fill in any blanks other than the signature line.

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made as of the              day of             , 2014 (the “Grant Date”) by and between Heska Corporation (the “Company”), and Kevin S. Wilson (the “Executive”), in connection with the execution of an Employment Agreement dated on or about the same date between the Company and Executive (the “Employment Agreement”).

In consideration of the mutual covenants and representations herein set forth, the Company and Executive agree as follows:

SECTION 1. GRANT OF STOCK.

1.1 Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

1.2 Grant of Stock. The Company hereby grants to Executive an aggregate of 130,000 shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.

SECTION 2. UNVESTED SHARES SUBJECT TO FORFEITURE.

2.1 Shares Subject to Forfeiture.

a. Vesting Conditions. The Shares will vest as follows:

i. Market Price Vesting. 13,000 shares will vest on each date that the 90-Day Price first equals or exceeds each of the following thresholds (the “Market-Vesting Thresholds”): (i) $12.60, (ii) $16.38, (iii) $21.24, (iv) $26.55 and (v) $31.95 (collectively, the “Market-Vesting Shares”). In the event of a stock split, stock dividend or reverse stock split affecting the Common Stock, the Committee will adjust the Market-Vesting Thresholds to appropriately reflect such event. Each Market-Vesting Threshold is a distinct vesting trigger and multiple Market-Vesting Threshold events may be achieved simultaneously; for the avoidance of doubt and by way of illustration, if the 90-Day Price equals or exceeds $16.38, then 26,000 shares would vest.

ii. EBITDA Vesting. 13,000 shares will vest on each Reporting Date that the Company’s Adjusted EBITDA for the preceding fiscal year first equals or exceeds each of the following thresholds (the “EBITDA-Vesting Thresholds”): (i) $2,460,000, (ii) $3,200,000, (iii) $4,150,000, (iv) $5,180,000 and (v) $6,240,000 (collectively, the “EBITDA-Vesting Shares”). Each EBITDA-Vesting Threshold is a distinct vesting trigger and multiple EBIDTA-Vesting Threshold events may be achieved simultaneously; for the avoidance of doubt and by way of illustration, if on the Reporting Date for Fiscal Year 2014 the Adjusted EBITDA is $3,400,000, then 26,000 shares would vest. For purposes of this Agreement, “Reporting Date” means the date in each fiscal year that the Company’s independent public accountants issue their audit report on the Company’s financial statements for the preceding fiscal year (each, an “Audit Report”). For purposes of this Agreement, “Adjusted EBITDA” means for any fiscal year, the following, determined on a consolidated basis in accordance with generally-accepted accounting principles for the Company and its subsidiaries, based on the Audit Report for such year: (x) consolidated net income plus (y) the sum of the following, without duplication, to the extent deducted in determining such consolidated net income: (1) income and franchise tax expense, (2) interest and other expense (net), (3) amortization and depreciation and (4) compensation expense paid to the Company’s Executive Chair, if any.

b. Financial Statement Restatement. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company issues a restatement of its audited financial statements (a “Restatement”) after any portion of the Shares have vested:

i. If any portion of the Shares have vested based on achievement of an EBITDA-Vesting Threshold and within 4 years thereafter the Company subsequently issues a Restatement affecting Adjusted EBITDA for the corresponding fiscal year such that the EBITDA-Vesting Threshold would not have been met, such portion of the Shares will be deemed not to have vested, and

ii. If any portion of the Shares have vested based on achievement of a Market-Vesting Threshold, and within 2 years thereafter the Company issues a Restatement affecting the Adjusted EBITDA for the corresponding fiscal year such that the Adjusted EBITDA set forth in the Restatement is less than the Adjusted EBITDA target corresponding to such Market-Vesting Threshold in the following table, then such portion of the Shares will be deemed not to have vested:

	Market-Vesting Threshold	Target Adjusted EBITDA
Level 1	$12.60	$2,460,000
Level 2	$16.38	$3,200,000
Level 3	$21.24	$4,150,000
Level 4	$26.55	$5,180,000
Level 5	$31.95	$6,240,000

iii. If any portion of the Shares is deemed not to have vested pursuant to the foregoing paragraphs (i) or (ii) (an “Unearned Grant”), then Executive shall either (x) promptly return the Shares comprising the Unearned Grant to the Company or (y) if Executive has sold such Shares, pay to the Company within one year from the date of the corresponding Restatement an amount equal to the proceeds Executive received from any sale of such Shares not returned by Executive pursuant to the foregoing clause (x). In addition to the foregoing, Executive’s compensation and equity awards shall remain subject to any applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) or regulation in effect from time to time.

c. In the event that Executive’s employment with the Company is terminated prior to vesting, Executive will forfeit all right to Shares that have not yet vested.

d. Notwithstanding the previous paragraph (c):

i. If Executive is terminated by the Company without Cause (other than in connection with a Change in Control) and within 180 days after such termination either (A) the Company achieves one or more Market-Vesting Thresholds or (B) a Reporting Date occurs on which the Company achieves one or more EBITDA-Vesting Threshholds, then any Shares that would have otherwise vested if such termination had not occurred will be deemed to vest.

ii. If Executive is terminated by the Company without Cause or voluntarily with Good Reason, and such termination is In Connection with a Change of Control, (y) Shares that would otherwise vest in accordance with the Market-Vesting Threshold if the 90-Day Price were to equal the Change of Control Price will be deemed to vest, and (z) Shares that would otherwise vest in accordance with the EBITDA-Vesting Threshold will vest if the Committee estimates that, as of the last day of the month immediately preceding the Change of Control, if such date were a Reporting Date and taking into account the twelve-month period ending on such date, the EBITDA-Vesting Threshold would be met.

e. Definitions. For purposes of this Agreement, the following definitions will apply:

i. “90-Day Price” means, with respect to any date, the average of the closing prices per share of the Company’s Common Stock for the 90 trading days ending on such date (inclusive) on the NASDAQ Stock Market, or if the Shares are not traded on the NASDAQ Stock Market, the average of the high bid and low asked prices on such trading days quoted on the NASDAQ OTC Bulletin Board or by the National Quotation Bureau, Inc., or a comparable service as determined in the discretion of the Committee.

ii. “Cause” means mean the occurrence of one or more of the following: (i) conviction of, or entry of a plea of nolo contendere to, any felony crime (including one involving moral turpitude), or any crime which reflects so negatively on the Company to be detrimental to the Company’s image or interests, or any act of fraud or dishonesty that has such negative reflection upon the Company; (ii) the repeated commitment of insubordination or refusal to comply with any reasonable request of the Board related to the scope or performance of Executive’s duties; (iii) possession of any illegal drug on Company premises or being under the influence of illegal drugs or abusing prescription drugs or alcohol while on Company business, attending Company -sponsored functions, or on the Company premises; (iv) the gross misconduct or gross negligence in the performance of Executive’s responsibilities which, based upon good faith and reasonable factual investigation of the Board, demonstrates Executive’s unfitness to serve; (v) material breach of Executive’s obligations under this Agreement; or (vi) material breach of any fiduciary duty of Executive to the Company, which results in material damage to the Company or its business; provided, however, that if any occurrence under subsections (ii), (iv), (v), and (vi) may be cured, the Company will provide notice to Executive describing the nature of such event and Executive will thereafter have thirty (30) days to cure such event, and if such event is cured with that 30-day period, then grounds will no longer exist for terminating Executive’s employment for Cause.

iii. “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

iv. “Change of Control Price” means the net price per share of Company Common Stock, determined by the Committee in good faith, based on the fair market value of the total consideration received by the Company and its stockholders in connection with the transaction resulting in the Change of Control, net of fees, expenses and commissions incurred by the Company in connection with such transaction and any compensation or other payments made by the Company or its successor to Company employees as a result of such Change of Control.

v. “Committee” means the Compensation Committee of the Board.

vi. “Good Reason” means the occurrence of any of the following without Executive’s express written consent:

(1) Executive’s authority with the Company is, or Executive’s duties or responsibilities as President and Chief Executive Officer are, materially diminished relative to Executive’s authority, duties, and responsibilities as in effect immediately prior to such change;

(2) a material diminution in Executive’s Base Salary as in effect immediately prior to such diminution; provided, that an across-the-board reduction in the base compensation and benefits of all other executive officers of the Company by the same percentage amount (or under the same terms and conditions) as part of a general base compensation reduction and/or benefit reduction shall not constitute such a qualifying material diminution;

(3) a material change in the geographic location of Executive’s principal place of employment such that the new location results in a commute for Executive that is both (A) longer than Executive’s commute prior to the relocation and (B) greater than fifty (50) road miles each way from Executive’s home in the Beaver Creek, Colorado area;

(4) any material breach by the Company of any provision of the Employment Agreement; and

(5) any acquiring company fails to assume or be bound by the terms of the Employment Agreement In Connection with a Change of Control.

The aforementioned occurrences shall not be deemed Good Reason unless Executive gives the Company written notice of the existence of the condition which Executive believes constitutes Good Reason (which notice must be given within ninety (90) days of the initial existence of the condition) and such condition remains uncured for a period of thirty (30) days after the date of such notice. An event of Good Reason shall occur automatically at the expiration of such 30-day period if the relevant condition remains uncured at such time.

vii. “In Connection with a Change of Control” means that Executive’s employment is terminated without Cause or for Good Reason during the period beginning three months prior to a Change of Control and ending eighteen months following a Change of Control.

2.2 Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

SECTION 3. STOCKHOLDER RIGHTS

3.1 Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Executive. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Executive, but such certificates shall remain in the custody of the Company. Executive shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.

3.2 Exercise of Stockholder Rights. Executive shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

3.3 Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECTION 4. RESPONSIBILITY FOR TAXES.

4.1 Section 83(b) Election. Executive may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Executive shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

4.2 Withholding. In accordance with Section 12 of the Plan, Executive agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign law. The Company in its discretion may permit Executive to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of the Shares that otherwise would be issued to him on vesting.

SECTION 5. MISCELLANEOUS.

5.1 Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Executive to remain in the service of the Company in any capacity, or of the Company to continue Executive’s service in any capacity.

5.2 Effect on Employee Benefits. Executive agrees that the Award will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

5.3 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.4 Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents to be wholly performed within the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HESKA CORPORATION
EXECUTIVE	a Delaware corporation

By:
Title:
Address

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I,             , hereby sell, assign and transfer unto                      (            ) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No.         herewith and do hereby irrevocably constitute and appoint                      to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated:                 , 20    .

Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated                  , 2014.

Instruction: Please do not fill in any blanks other than the signature line.

EXHIBIT B

Market-Vesting Threshold	Target Adjusted EBITDA
$12.60	$2,460,000
$16.38	$3,200,000
$21.24	$4,150,000
$26.55	$5,180,000
$31.95	$6,240,000

Appendix B

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

(AS AMENDED MARCH 6, 2007 AND MAY 5, 2009,

AMENDED AND RESTATED ON FEBRUARY 22, 2012,

FURTHER AMENDED ON MARCH 25, 2014

AND FURTHER AMENDED AND RESTATED ON MAY 6, 2014)

ARTICLE 1. Introduction		B-1

ARTICLE 2. ADMINISTRATION		B-1
2.1	Committee Composition	B-1
2.2	Committee Responsibilities	B-2

ARTICLE 3. SHARES AVAILABLE FOR GRANTS		B-2
3.1	Basic Limitation	B-2
3.2	Annual Increase in Shares	B-2
3.3	Additional Shares	B-3
3.4	One Time Increase	B-3

ARTICLE 4. ELIGIBILITY		B-3
4.1	Nonstatutory Stock Options and Restricted Shares	B-3
4.2	Incentive Stock Options	B-3

ARTICLE 5. OPTIONS		B-3
5.1	Stock Option Agreement	B-3
5.2	Number of Shares	B-3
5.3	Exercise Price	B-4
5.4	Exercisability and Term	B-4
5.5	Effect of Change in Control	B-4
5.6	Modification or Assumption of Options	B-4
5.7	Buyout Provisions	B-4

ARTICLE 6. PAYMENT FOR OPTION SHARES		B-5
6.1	General Rule	B-5
6.2	Surrender of Stock	B-5
6.3	Exercise/Sale	B-5
6.4	Exercise/Pledge	B-5
6.5	Promissory Note	B-5
6.6	Other Forms of Payment	B-5

ARTICLE 7. [Reserved]		B-6

ARTICLE 8. RESTRICTED SHARES		B-6
8.1	Time, Amount and Form of Awards	B-6
8.2	Payment for Awards	B-6
8.3	Vesting Conditions	B-6

B-i

8.4	Voting and Dividend Rights	B-6
8.5	Section 162(m) Performance Restrictions	B-7

ARTICLE 9. PROTECTION AGAINST DILUTION		B-9
9.1	Adjustments	B-9
9.2	Dissolution or Liquidation	B-9
9.3	Reorganizations	B-9

ARTICLE 10. AWARDS UNDER OTHER PLANS		B-10

ARTICLE 11. LIMITATION ON RIGHTS		B-10
11.1	Retention Rights	B-10
11.2	Stockholders’ Rights	B-10
11.3	Regulatory Requirements	B-10

ARTICLE 12. WITHHOLDING TAXES		B-10
12.1	General	B-10
12.2	Share Withholding	B-10
12.3	Section 280G	B-11

ARTICLE 13. FUTURE OF THE PLAN		B-11
13.1	Term of the Plan	B-11
13.2	Amendment or Termination	B-11

ARTICLE 14. DEFINITIONS		B-11
14.1	Affiliate	B-11
14.2	Award	B-12
14.3	Board	B-12
14.4	Change in Control	B-12
14.5	Code	B-12
14.6	Committee	B-12
14.7	Common Share	B-12
14.8	Company	B-13
14.9	Consultant	B-13
14.10	Employee	B-13
14.11	Exchange Act	B-13
14.12	Exercise Price	B-13
14.13	Fair Market Value	B-13
14.14	ISO	B-13
14.15	NQO	B-13
14.16	Option	B-13
14.17	Optionee	B-13
14.18	Outside Director	B-13
14.19	Parent	B-13
14.20	Participant	B-13
14.21	Plan	B-13
14.22	Predecessor Plans	B-14
14.23	Restricted Share	B-14

B-ii

14.24	Reverse Stock Split	B-14
14.25	Stock Award Agreement	B-14
14.26	Stock Option Agreement	B-14
14.27	Subsidiary	B-14

ARTICLE 15. EXECUTION		B-14

B-iii

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

(As Amended March 6, 2007 and May 5, 2009

and Amended and Restated on February 22, 2012,

Further Amended on March 25, 2014

and Further Amended and Restated on May 6, 2014)

ARTICLE 1.

INTRODUCTION

The Plan was adopted by the Board effective March 15, 1997, and was subsequently amended on each of March 6, 2007 and May 5, 2009. In connection with completion of the Company’s 1-for-10 Reverse Stock Split on December 30, 2010, pursuant to Article 9 the Compensation Committee of the Board approved adjustments to the Plan to reduce by a factor of ten the number of Options and Restricted Shares, and related underlying Common Shares, available for issuance under the Plan. On February 22, 2012, the Board approved, subject to stockholder approval, further amendments to the Plan to increase the aggregate number of Common Shares available for issuance under the Plan. On March 25, 2014, the Board approved, subject to stockholder approval, further amendments to the Plan to increase the aggregate number of Common Shares available for issuance under the Plan, and adding provisions permitting the Committee to make Awards under the Plan that will meet the performance-based compensation exception to Code Section 162(m).

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).

ARTICLE 2.

ADMINISTRATION.

2.1	COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a)	Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b)	Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements,

who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

2.2	COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.

SHARES AVAILABLE FOR GRANTS.

3.1	BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. Prior to December 30, 2010, the effective date of the Reverse Stock Split, the aggregate number of Options and Restricted Shares awarded under the Plan were not to exceed: (a) 1,350,000; plus (b) the aggregate number of Common Shares remaining available for grants under the Predecessor Plans on March 15, 1997; plus (c) the additional Common Shares described in Sections 3.2(a) and 3.3; less (d) 250,000. From and after the effective date of the Reverse Stock Split, the aggregate number of Options and Restricted Shares available for award under the Plan were reduced (pursuant to Article 9) by a factor of ten as follows: (a) 135,000; plus (b) 10% of the aggregate number of Common Shares that remained available for grants under the Predecessor Plans on March 15, 1997; plus (c) the additional Common Shares described in Sections 3.2(b) and 3.3 plus 10% of the additional Common Shares described in Section 3.2(a); less (d) 25,000. Subject to stockholder approval, from and after the effective date of this amended and restated Plan, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by 250,000. No additional grants have been or are permitted to be made under the Predecessor Plans after March 15, 1997. The limitation of this Section 3.1 shall be further subject to adjustment pursuant to Article 9.

3.2	ANNUAL INCREASE IN SHARES.

(a)	As of January 1 of each year, commencing with the year 1998 and continuing through January 1, 2007, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by a number of Common Shares equal to the lesser of (i) 5% of the total number of Common Shares outstanding as of the next preceding December 31 or (ii) 1,500,000. After the annual increase on January 1, 2007, there shall be no further annual increases under the Plan pursuant to this Section 3.2(a) unless and until stockholder approval of such increase has been obtained.

(b)

Subject to stockholder approval, as of the Company’s Annual meeting of stockholders of each given year, commencing with the Company’s Annual meeting of stockholders in 2012 and continuing through the Company’s Annual meeting of stockholders in 2016, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by a number of Common Shares equal to the lesser of (A) 45,000 and (B) the product of 5,000 multiplied by the number of non-employee directors serving on the Board as of the Company’s Annual meeting of stockholders in the particular year of determination. After the annual increase as of the Company’s Annual meeting of stockholders in 2016, there shall be no further annual increases under the Plan pursuant to this Section 3.2(b) unless and until stockholder approval of such increase has been obtained.

3.3	ADDITIONAL SHARES. If Options granted under this Plan or under the Predecessor Plans are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall become available for the grant of Options and Restricted Shares under this Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of NQOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited.

3.4	ONE TIME INCREASE. As of May 6, 2014, the aggregate number of Options and Restricted Shares that may be awarded under the Plan is increased by 130,000 Common Shares. Following their initial grant, such Common Shares will not again be available for grant under this Plan to the extent they are forfeited under the terms of the corresponding Options and/or Restricted Shares.

ARTICLE 4.

ELIGIBILITY.

4.1	NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NQOs and Restricted Shares.

4.2	INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5.

OPTIONS.

5.1	STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2	NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 50,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

5.3	EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NQO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NQO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NQO is outstanding.

5.4	EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.

5.5	EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a)	In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b)	If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the surviving entity’s independent public accountants determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

5.6	MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7	BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.

PAYMENT FOR OPTION SHARES.

6.1	GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)	In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)	In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2	SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3	EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4	EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5	PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided that the par value of the Common Shares being purchased under the Plan shall be paid in cash or cash equivalents.

6.6	OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.

[RESERVED]

ARTICLE 8.

RESTRICTED SHARES.

8.1	TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised. The maximum aggregate number of Common Shares that may be granted in the form of Restricted Shares in any one calendar year to any one Participant is 45,000, except: (a) with respect to the Restricted Shares granted in 2014 pursuant to Section 3.4, for which the annual limit is 130,000, and (b) a new Employee may receive a grant of up to 75,000 Restricted Shares in the fiscal year of the Company in which his or her service with the Company begins.

8.2	PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients. Any amount not paid in cash may be paid with a full recourse promissory note.

8.3	VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the surviving entity’s independent public accountants determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

8.4	VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8.5	SECTION 162(M) PERFORMANCE RESTRICTIONS.

(a)	In General. For purposes of qualifying grants of Restricted Shares as “performance-based compensation” under Code Section 162(m), the Committee, in its discretion, may make Restricted Shares subject to vesting based on the achievement of performance goals, in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to such Awards within 90 days after the commencement of the period to which the performance goals relate, or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goals applicable to the Award were satisfied. In no case may the Committee increase the value of an Award granted under this Section 8.5 above the maximum value determined under the performance formula by the attainment of the applicable performance goals, but the Committee retains the discretion to reduce the value below such maximum.

(b)	Performance Goals. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measures applicable to Awards, the performance goals upon which the payment or vesting of an Award that is intended to qualify as performance based compensation are limited to the following Performance Measures:

(1)	operating income;

(2)	net earnings or net income (before or after taxes);

(3)	basic or diluted earnings per share (before or after taxes);

(4)	revenue, revenues, net revenue, net revenues, net revenue growth or net revenue growth;

(5)	gross revenue or gross revenues;

(6)	gross profit or gross profit growth;

(7)	net operating profit (before or after taxes);

(8)	return on assets, capital, invested capital, equity or sales;

(9)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(10)	earnings before or after taxes, interest, depreciation and/or amortization;

(11)	gross or operating margins;

(12)	improvements in capital structure;

(13)	budget and expense management;

(14)	productivity targets;

(15)	economic value added or other value added measurements;

(16)	share price (including, but not limited to, growth measures and total shareholder return);

(17)	expense targets;

(18)	margins;

(19)	operating efficiency;

(20)	working capital targets;

(21)	enterprise value;

(22)	safety record;

(23)	completion of business acquisition, divestment or expansion;

(24)	operating cash flow;

(25)	book value;

(26)	tangible book value;

(27)	pretax income;

(28)	net income plus deferred taxes;

(29)	cash position;

(30)	total shareholder return;

(31)	contract or other development of relationship with identified suppliers, distributors or other business partners; or

(32)	new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch).

Any performance measures may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any performance measures may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide in an

Award for accelerated vesting of an Award based on the achievement of performance goals.

The Committee may provide in any Award that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify as performance based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 9.

PROTECTION AGAINST DILUTION.

9.1	ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2	DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3

REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 10.

AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.

LIMITATION ON RIGHTS.

11.1	RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any).

11.2	STOCKHOLDERS’ RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3	REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12.

WITHHOLDING TAXES.

12.1	GENERAL . To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2

SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such

Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

12.3	SECTION 280G. To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the participant and the Company for all purposes.

Except to the extent, if any, otherwise agreed in writing between a participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Section 280G of the Code, then the reduction or elimination of vesting of other equity awards.

ARTICLE 13.

FUTURE OF THE PLAN.

13.1	TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on March 14, 1997. The Plan shall remain in effect until it is terminated under Section 13.2, except that no ISOs shall be granted after May 8, 2022.

13.2	AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 14.

DEFINITIONS.

14.1	Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.2	Award means any award of an Option or a Restricted Share under the Plan.

14.3	Board means the Company’s Board of Directors, as constituted from time to time.

14.4	Change in Control shall mean:

(a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)	A change in the composition of the Board, a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)	Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) any person, or person affiliated with said person, who, on March 15, 1997,is the beneficial owner of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities (11,607,764), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

14.5	Code means the Internal Revenue Code of 1986, as amended.

14.6	Committee means a committee of the Board, as described in Article 2.

14.7	Common Share means, as may be applicable, one share of Common Stock, par value $0.01 per share, of the Company to the extent any remains outstanding at the time of determination,

or one share of Public Common Stock, par value $0.01 per share, of the Company, to the extent any remains outstanding at the time of determination.

14.8	Company means either (a) Heska Corporation, a California corporation (prior to the formation of Heska Corporation, a Delaware corporation), or (b) Heska Corporation, a Delaware corporation (following its formation).

14.9	Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.10	Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.11	Exchange Act means the Securities Exchange Act of 1934, as amended.

14.12	Exercise Price means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.13	Fair Market Value means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

14.14	ISO means an incentive stock option described in section 422(b) of the Code.

14.15	NQO means a stock option not described in sections 422 or 423 of the Code.

14.16	Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.

14.17	Optionee means an individual or estate who holds an Option.

14.18	Outside Director shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.19	Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.20	Participant means an individual or estate who holds an Award.

14.21	Plan means this Heska Corporation 1997 Stock Incentive Plan, as amended from time to time.

14.22	Predecessor Plans means (a) the 1988 Heska Corporation Stock Plan and (b) the Heska Corporation 1994 Key Executive Stock Plan.

14.23	Restricted Share means a Common Share awarded under the Plan.

14.24	Reverse Stock Split means the Company’s 1-for-10 reverse stock split of its then outstanding Common Shares, which was approved by the Company’s stockholders and consummated and made effective December 30, 2010.

14.25	Stock Award Agreement means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.26	Stock Option Agreement means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.27	Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 15.

EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

HESKA CORPORATION

By:	/s/ Jason A. Napolitano
Executive Vice President and
Chief Financial Officer

Appendix C

March 26, 2014

VIA FEDEX AND EMAIL

Heska Corporation

3760 Rocky Mountain Avenue

Loveland, CO 80538

Attn: Jason Napolitano

Email: jason.napolitano@heska.com

Re:	Accounting for CEO Compensation; Conditional Waiver of Cuattro 18-Month Call Option

Dear Jason:

Reference is made to that certain Amended and Restated Operating Agreement of Heska Imaging US, LLC (“Heska Imaging”), dated as of February 22, 2013 (the “Operating Agreement”) by and among Heska Corporation (“Heska”), Cuattro, LLC (the “Member Representative”), Kevin S. Wilson, Shawna M. Wilson, Rodney A. Lippincott, Steven M. Asakowicz and Clint Roth, DVM (collectively, with Member Representative, the “Continuing Members”). Capitalized terms used but not defined herein shall have the meanings set forth in the Operating Agreement.

Accounting for CEO Compensation. Consistent with clause (i)(F) of the definition of “Operating Income” under Article I of the Operating Agreement, no compensation expense, including but not limited to charges related to stock-based compensation, for compensation earned by Kevin S. Wilson pursuant to his Employment Agreement with Heska dated as of the date hereof (the “New Employment Agreement”) shall be allocated to, or included in any tax return (including supporting data and documentation) or calculation of Operating Income with respect to, Heska Imaging under the Operating Agreement for so long as the New Employment Agreement is in force and effect and Heska has not acquired 100% of the equity interest in Heska Imaging (the “Accounting Interpretation”).

Conditional Waiver of Cuattro 18-Month Call Option. Whereas, pursuant to Section 9.05(c) of the Operating Agreement, the Member Representative has the right, but not the obligation, to exercise the Cuattro 18-Month Call Option prior to the expiration of the Cuattro 18-Month Call Period.

Now, therefore, if, and only if, the stockholders of Heska approve the Share Increase Proposal at the Annual Meeting (as such terms are defined in the Employment Agreement), pursuant to Sections 9.05(a) and 11.04 of the Operating Agreement, the Member Representative hereby irrevocably waives, effective on the date of such approval of the Share Increase Proposal, and the Continuing Members whose signatures are set forth below hereby irrevocably consent to such waiver of, its right to exercise the Cuattro 18-Month Call Option from and after such date (the “Waiver”). If the stockholders of Heska do not approve the Share Increase Proposal at the

Annual Meeting, the Waiver is void ab initio and the Cuattro 18-Month Call Option shall remain in full force and effect.

Please indicate Heska’s acknowledgment and acceptance of the Waiver and the Accounting Interpretation by signing in the space provided below and returning an executed copy of this letter by email to:

Cuattro, LLC

PO Box 4605

Edwards, CO 81632

Attn: Kevin S. Wilson

Email: kevin.wilson@heska.com

This letter may be executed one or more counterparts and may be executed by original or facsimile signature, all of which taken together shall constitute one and the same original document.

[Signature page follows]

Sincerely,

CUATTRO, LLC, as the Member Representative

By: The Wilson Family Trust, its sole member

By:	/s/ Kevin S. Wilson
Kevin S. Wilson, its trustee

By:	/s/ Kevin S. Wilson
Kevin S. Wilson, its manager

By:
Doug Wilson, Jr., its manager

Acknowledged, agreed and consented to, as of the date first written above:

/s/ Kevin S. Wilson	/s/ Shawna M. Wilson
Kevin S. Wilson	Shawna M. Wilson

/s/ Rodney A. Lippincott	/s/ Steven M. Asakowicz
Rodney A. Lippincott	Steven M. Asakowicz

/s/ Clint Roth
Clint Roth, DVM

Acknowledged and agreed to as of March 26, 2014:

HESKA CORPORATION

By:	/s/ Jason Napolitano
Jason Napolitano, its Chief Financial Officer

Appendix D

Heska Corporation

Management Incentive Plan Master Document

Amended and Restated as of May 6, 2014

This Management Incentive Plan Master Document (“MIP”) is intended to provide incentives to the senior management of Heska Corporation (“Heska” or the “Company”) for the achievement of goals and objectives that are essential to the growth and continued success of the Company. This MIP is to act as a master document for future plans and replaces in its entirety any and all previous management incentive plans of the Company. The MIP is intended to permit, if the Company desires, amounts paid to qualify as performance-based compensation deductible by the Company under Section 162(m). All employees of the Company and its affiliates are eligible for participation in the MIP.

ARTICLE I

ANNUAL BENEFIT

Section 1.1 Annual Benefit. At the sole and absolute discretion of the Compensation Committee of the Board of Directors (the “Compensation Committee”), Heska may adopt an annual plan for a given year (a “Plan Year”) by agreeing upon Category Percentages, a Plan Allocation, Key Parameters and a Payout Structure, as defined and discussed below. For example, a plan effective January 1, 20xx and ending December 31, 20xx with given characteristics could be adopted by the Compensation Committee and would be referred to as the “20xx MIP”. As described below, any and all payments made under the MIP are referred to as a “MIP Payout.”

Section 1.2 Category Percentages. The MIP will include an “Incentive Target” for each eligible participant to be based on a percentage of the participants’ base salary earned during the year. This calculation excludes commissions, bonuses, relocation payments or other forms of compensation not considered part of the participants’ base pay. The percent of base salary used for determining the incentive target will be determined by the category of position held by the participant (the “Category Percentages”). The Compensation Committee shall agree upon the Category Percentages for each Plan Year.

Section 1.3 Plan Allocation. The Compensation Committee shall agree on a “Plan Allocation”, which may include parameters such as company, department or individual performance, for each Plan Year. The Plan Allocation is to be used as a guideline in determining any MIP Payout to each participant in a given Plan Year, although the Chief Executive Officer (the “CEO”) or the Compensation Committee, as outlined below, shall maintain sole and absolute discretion in determining the appropriate MIP Payout for any participant. For individuals becoming eligible for participation in the MIP after the beginning of a Plan Year, all MIP calculations shall be based on the amount of base pay earned while a plan participant. Earnings prior to becoming a plan participant shall be excluded.

Section 1.4 Key Parameters. The MIP will be structured to provide payments contingent on satisfaction of the “Key Parameters,” which will be determined by the Compensation Committee for each Plan Year, and which may include any of the following:

(a) operating income;

(b) net earnings or net income (before or after taxes);

(c) basic or diluted earnings per share (before or after taxes);

(d) revenue, revenues, net revenue, net revenues, net revenue growth or net revenues growth;

(e) gross revenue or gross revenues;

(f) gross profit or gross profit growth;

(g) net operating profit (before or after taxes);

(h) return on assets, capital, invested capital, equity or sales;

(i) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(j) earnings before or after taxes, interest, depreciation and/or amortization;

(k) gross or operating margins;

(l) improvements in capital structure;

(m) budget and expense management;

(n) productivity targets;

(o) economic value added or other value added measurements;

(p) share price (including, but not limited to, growth measures and total shareholder return);

(q) expense targets;

(r) margins;

(s) operating efficiency;

(t) working capital targets;

(u) enterprise value;

(v) safety record;

(w) completion of business acquisition, divestment or expansion;

(x) operating cash flow;

(y) book value;

(z) tangible book value;

(aa) pretax income;

(bb) net income plus deferred taxes;

(cc) cash position;

(dd) total shareholder return;

(ee) contract or other development of relationship with identified suppliers, distributors or other business partners; or

(ff) new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch).

Such Key Parameters may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee may determine.

Section 1.5 Payout Structure. For each Plan Year, the Compensation Committee shall agree upon a “Payout Structure” based on the Key Parameters. The Payout Structure will determine the amount of the “Incentive Pool” based on performance in relation to the Key Parameters.

Section 1.6 Certification. To the extent any Key Parameter targets are achieved and the MIP is intended to constitute performance-based compensation for purposes of Code Section 162(m), the Compensation Committee will certify as such in writing, in accordance with Internal Revenue Code Section 162(m), and will determine, in accordance with the Payout Structure, the amount of each plan participant’s MIP Payout.

Section 1.7 Adjustments. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Payout Structure in connection with any one or more of the following events:

a. asset write-downs;

b. significant litigation or claim judgments or settlements;

c. the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;

d. any reorganization and restructuring programs;

e. extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year or period;

f. acquisitions or divestitures;

g. any other specific unusual or nonrecurring events or objectively determinable category thereof;

h. foreign exchange gains and losses; and

i. a change in the Company’s fiscal year.

No adjustment shall be made if the effect would be to cause a Payout Structure to fail to qualify as performance-based compensation under Section 162(m).

ARTICLE II

PAYMENTS

Section 2.1 Payment to Individual Participants. No MIP Payout to any single plan participant will exceed $500,000 per calendar year. The Compensation Committee will determine any MIP Payout to the CEO. Any individual MIP Payouts to other executive officers will generally be recommended to the Compensation Committee by the CEO, although the Compensation Committee will make the final determination of any individual MIP Payouts to executive officers of the Company other than the CEO. Any individual MIP Payouts to other plan participants will be determined by the CEO.

Section 2.2 Medium of Payment. In the sole and absolute discretion of the Compensation Committee, the MIP Payout may be made in cash, in stock of the Company, in unsecured notes, or in any other alternative forms of compensation.

Section 2.3 Time of Payment. All MIP Payouts earned shall be paid only after the Compensation Committee has reviewed management’s calculations of such MIP Payouts and ensured the Incentive Pool is large enough to cover all such MIP Payouts. MIP Payouts shall be made no later than March 15th of the year following the end of any Plan Year.

Section 2.4 Employment Required. MIP participants are determined by the CEO and, except in the case of the participant’s death, must remain active employees of Heska Corporation or one of its affiliates in a position which qualifies for MIP participation through the end of a given Plan Year in order to be eligible to earn any MIP Payouts.

Section 2.5 In the case of a Change of Control. If the Company experiences a Change in Control (as defined in Heska’s 1997 Stock Incentive Plan) during any Plan Year, the Plan Year Incentive Pool will be a Fully Funded Pool (meaning that the Incentive Pool will equal to the sum of the Incentive Targets of all MIP participants and any MIP Payouts will be prorated from the beginning of the Plan Year until the date of the Change of Control. Payouts will occur at a time as close as commercially reasonably practicable to the date of the closing of the Change of Control.

Section 2.6 In the case of disability. Time spent on Short Term Disability will count as active time in the MIP. Long Term Disability time will not count as active time in the MIP. Personal leave time will be considered by the Compensation Committee or its designee on a case by case basis.

Section 2.7 In the case of death. A prorated payment of any MIP Payout will be made to the employee’s designated beneficiary. The payment will be paid at the normal payment time of the MIP Payouts.

Section 2.8 Partial Payments or Exceptions. The Compensation Committee must approve partial payments or exceptions to any major provision of this MIP.

ARTICLE III

MISCELLANEOUS

Section 3.1 Parachute Payments. To the extent that any of the payments and benefits provided for under the MIP or any other agreement or arrangement between the Company and a participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the participant’s receipt on an after-tax basis, of the greatest amount of benefits under this MIP, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Except to the extent, if any, otherwise agreed in writing between a participant and the Company, any determination required under this provision will be made by accountants selected by the Company, whose determination shall be conclusive and binding upon the participant and the Company for all purposes.

Section 3.2 No Right to Employment. Nothing in this document is to be construed as a contract of employment of a defined period of time or otherwise altering the status of employee as an at-will employee of the Company. Either party may elect to terminate the employment relationship at any time, without cause or advance notice.

Heska Corporation Holder Account Number: Number of Shares: Name: C 1234567890 J N T Address: ☐ Mark this box with an X if you have made changes to your name or address details on this card. 2014 Annual Meeting Proxy Card A. Election of Directors The Board of Directors (the “Board”) recommends a vote “FOR” the listed nominees. 1. Election of three Directors nominated by the Board to serve for a three-year term that expires at the 2017 Annual Meeting or until their respective successors have been elected and qualified. For Withhold 01—Robert B. Grieve 01- 01 - 02—David E. Sveen 02 - 02 - 03—Kevin S. Wilson 03 - 03 - B. Issues The Board of Directors recommends a vote “FOR” for each of the following: For Against Abstain

2. To amend and restate our 1997 Stock Incentive Plan to increase the number of shares available under the plan by 130,000 to be used for a performance-based stock grant to our Chief Executive Officer and so that such grant and other grants under the plan may be tax deductible in a wider variety of circumstances. 3. To approve an amended and restated Management Incentive Plan Master Document so that payments may be tax deductible in a wider variety of circumstances. 4. To ratify the appointment of EKS&H LLLP as Heska Corporation’s independent registered public accountant. 5. To offer approval of our executive compensation in a non-binding advisory vote. 6. To suggest, in an advisory vote, if our proxyholders should consider other unanticipated business that may be in the interest of our stockholders, and vote accordingly if such business properly comes before the 2014 Annual Meeting. C. Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed. Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity. Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and Nancy Wisnewski, Ph.D., and each of them, as proxies, with full power of substitution (the “Proxies”), and hereby authorizes them to represent and vote, as designated below, all shares of the Public Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on March 10, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of the Company located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 at 9:00 a.m., local time, on Tuesday, May 6, 2014, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 3, 2014, and a copy of Heska Corporation’s corporate 2013 Annual Report as well as a copy of Heska Corporation’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder, as explained below.

THIS PROXY IS TO BE VOTED “FOR” OR “WITHHOLD” AS MARKED REGARDING THE ELECTION OF DIRECTORS, “FOR” OR “AGAINST” AS MARKED REGARDING THE AMENDMENT AND RESTATEMENT OF OUR 1997 STOCK INCENTIVE PLAN, “FOR” OR “AGAINST” AS MARKED REGARDING THE APPROVAL OF AN AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN MASTER DOCUMENT, “FOR” OR “AGAINST” AS MARKED REGARDING THE RATIFICATION OF EKS&H LLLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT AND “FOR” OR “AGAINST” AS MARKED REGARDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. A PROXY MARKED “ABSTAIN” OR A PROXY THAT DOES NOT INDICATE A SINGLE PREFERENCE OTHER THAN “ABSTAIN” ON A GIVEN MATTER WILL NOT BE TREATED AS PRESENT OR ENTITLED TO VOTE ON SUCH MATTER AND WILL BE INTERPRETED AS A FORFEITURE OF THE RIGHT TO VOTE ON SUCH MATTER AND A FORFEITURE OF THE VOTING POWER PRESENT UNDERLYING THE FORFEITED VOTES REGARDING SUCH MATTER. REGARDLESS OF THE DIRECTION MADE, IF ANY, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2014

The Proxy Statement, this Proxy Card and our annual report on Form 10-K for the year ended

December 31, 2013 are available at http://www.heska.com/proxyvote.